CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Medium-Term Notes, Series A	$100,000,000	$3,070.00

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, unused filing fees of $95,427.28 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-126811) filed by Barclays Bank PLC on September 21, 2005, and have been carried forward, of which $3,070.00 offset against the registration fee due for this offering and of which $92,357.28 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	October 26, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•        Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•        Issue date: October 31, 2007

•        Initial valuation date: October 26, 2007

•        Final valuation date: April 25, 2008

•        Maturity date: April 30, 2008

•        Final price: Closing price of the linked share on the final valuation date.

•        Protection price: The protection level multiplied by the initial price.

•        Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•        Initial public offering price: 100%

•        Tax allocation of coupon rate:

Deposit income*: 4.36%

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Apple Computer, Inc.	$184.70	PS-8	AAPL	$4,000,000	14.000%	75%	98.375%	$3,935,000	1.625%	$65,000.00	E-1129	06738GXY1 / US06738GXY15
Arch Coal, Inc.	$40.96	PS-10	ACI	$1,500,000	15.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1130	06738GWZ9 / US06738GWZ98
AK Steel Holding Corporation	$53.21	PS-12	AKS	$1,500,000	14.750%	65%	98.375%	$1,475,625	1.625%	$24,375.00	E-1131	06738GXA3 / US06738GXA39
Advanced Micro Devices, Inc.	$12.89	PS-14	AMD	$1,500,000	17.250%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1132	06738GXB1 / US06738GXB12
Bristol-Myers Squibb Company	$29.75	PS-16	BMY	$2,500,000	10.000%	85%	98.375%	$2,459,375	1.625%	$40,625.00	E-1134	06738GXD7 / US06738GXD77
The Bear Stearns Companies Inc.	$116.21	PS-18	BSC	$1,500,000	12.250%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1135	06738GXE5 / US06738GXE50
Boston Scientific Corporation	$13.76	PS-20	BSX	$1,500,000	15.250%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1136	06738GXF2 / US06738GXF26
Peabody Energy Corporation	$57.93	PS-22	BTU	$1,500,000	13.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1137	06738GXG0 / US06738GXG09
Commercial Metals Company	$35.58	PS-24	CMC	$1,500,000	14.250%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1138	06738GXH8 / US06738GXH81
COACH, Inc.	$36.16	PS-26	COH	$1,500,000	11.250%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1139	06738GXJ4 / US06738GXJ48

Coldwater Creek Inc.	$8.87	PS-28	CWTR	$1,500,000	18.500%	75%	98.375%	$1,475,625	1.625%	$24,375.00	E-1140	06738GXK1 / US06738GXK11
Energy Conversion Devices, Inc	$27.15	PS-30	ENER	$1,500,000	17.500%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1141	06738GXL9 / US06738GXL93
El Paso Corporation	$17.39	PS-32	EP	$1,000,000	10.000%	80%	98.375%	$983,750	1.625%	$16,250.00	E-1143	06738GXN5 / US06738GXN59
Ford Motor Company	$8.67	PS-34	F	$7,500,000	14.750%	70%	98.375%	$7,378,125	1.625%	$121,875.00	E-1144	06738GXP0 / US06738GXP08
Goldcorp Inc	$33.41	PS-36	GG	$2,000,000	13.500%	75%	98.375%	$1,967,500	1.625%	$32,500.00	E-1145	06738GXQ8 / US06738GXQ80
Corning Incorporated	$23.62	PS-38	GLW	$2,000,000	10.500%	75%	98.375%	$1,967,500	1.625%	$32,500.00	E-1147	06738GZE3 / US06738GZE33
The Goldman Sachs Group, Inc.	$235.92	PS-40	GS	$2,000,000	10.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1148	06738GXS4 / US06738GXS47
Kohl’s Corporation	$56.46	PS-42	KSS	$1,500,000	11.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1149	06738GXT2 / US06738GXT20
US Airways Group, Inc.	$27.35	PS-44	LCC	$2,000,000	18.750%	65%	98.375%	$1,967,500	1.625%	$32,500.00	E-1150	06738GXU9 / US06738GXU92
Lehman Brothers Holdings Inc.	$60.42	PS-46	LEH	$1,000,000	14.500%	80%	98.375%	$983,750	1.625%	$16,250.00	E-1151	06738GXV7 / US06738GXV75
Las Vegas Sands Corp.	$138.93	PS-48	LVS	$2,000,000	13.500%	60%	98.375%	$1,967,500	1.625%	$32,500.00	E-1153	06738GXX3 / US06738GXX32
McDonald’s Corporation	$58.47	PS-50	MCD	$2,000,000	10.250%	85%	98.375%	$1,967,500	1.625%	$32,500.00	E-1154	06738GZF0 / US06738GZF08
Merrill Lynch & Co., Inc.	$66.09	PS-52	MER	$2,500,000	10.250%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1155	06738GXZ8 / US06738GXZ89
MGM MIRAGE	$92.67	PS-54	MGM	$2,000,000	11.750%	75%	98.375%	$1,967,500	1.625%	$32,500.00	E-1156	06738GYA2 / US06738GYA20
Merck & Co., Inc.	$57.58	PS-56	MRK	$2,000,000	10.250%	85%	98.750%	$1,975,000	1.250%	$25,000.00	E-1157	06738GYB0 / US06738GYB03
Micron Technology, Inc	$9.76	PS-58	MU	$2,500,000	11.750%	75%	98.375%	$2,459,375	1.625%	$40,625.00	E-1158	06738GYC8 / US06738GYC85
Mylan Laboratories Inc.	$15.00	PS-60	MYL	$1,500,000	13.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1159	06738GYD6 / US06738GYD68
Noble Corporation	$53.16	PS-62	NE	$3,000,000	12.000%	75%	98.375%	$2,951,250	1.625%	$48,750.00	E-1161	06738GYF1 / US06738GYF17
Newmont Mining Corporation	$47.57	PS-64	NEM	$1,500,000	9.500%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1162	06738GYG9 / US06738GYG99
Netflix, Inc.	$25.22	PS-66	NFLX	$2,000,000	15.500%	70%	98.375%	$1,967,500	1.625%	$32,500.00	E-1163	06738GYH7 / US06738GYH72
Norfolk Southern Corporation	$51.15	PS-68	NSC	$3,000,000	10.000%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1164	06738GYJ3 / US06738GYJ39
Nucor Corporation	$63.42	PS-70	NUE	$3,000,000	16.000%	75%	98.375%	$2,951,250	1.625%	$48,750.00	E-1165	06738GYK0 / US06738GYK02
NYSE Euronext, Inc.	$91.20	PS-72	NYX	$3,000,000	14.250%	80%	98.375%	$2,951,250	1.625%	$48,750.00	E-1166	06738GYL8 / US06738GYL84
Pfizer Inc.	$24.31	PS-74	PFE	$1,500,000	10.250%	90%	98.750%	$1,481,250	1.250%	$18,750.00	E-1167	06738GYM6 / US06738GYM67

QUALCOMM Incorporated	$41.33	PS-76	QCOM	$2,500,000	11.750%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1168	06738GYN4 / US06738GYN41
Rowan Companies, Inc.	$38.99	PS-78	RDC	$1,500,000	13.250%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1169	06738GYP9 / US06738GYP98
SiRF Technology Holdings, Inc.	$23.91	PS-80	SIRF	$1,500,000	18.500%	70%	98.375%	$1,475,625	1.625%	$24,375.00	E-1170	06738GYQ7 / US06738GYQ71
Schlumberger N.V. (Schlumberger Limited)	$99.51	PS-82	SLB	$3,000,000	11.000%	75%	98.375%	$2,951,250	1.625%	$48,750.00	E-1171	06738GYR5 / US06738GYR54
SanDisk Corporation	$41.02	PS-84	SNDK	$2,000,000	17.250%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1172	06738GYS3 / US06738GYS38
Sunoco, Inc.	$75.40	PS-86	SUN	$1,500,000	13.000%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1174	06738GYU8 / US06738GYU83
Target Corporation	$63.03	PS-88	TGT	$1,500,000	11.250%	80%	98.375%	$1,475,625	1.625%	$24,375.00	E-1175	06738GYV6 / US06738GYV66
Under Armour, Inc.	$59.57	PS-90	UA	$2,000,000	17.750%	70%	98.375%	$1,967,500	1.625%	$32,500.00	E-1176	06738GYW4 / US06738GYW40
Valero Energy Corporation	$73.13	PS-92	VLO	$2,500,000	12.250%	80%	98.375%	$2,459,375	1.625%	$40,625.00	E-1177	06738GYX2 / US06738GYX23
Walgreen Co.	$40.18	PS-94	WAG	$3,000,000	9.000%	85%	98.750%	$2,962,500	1.250%	$37,500.00	E-1178	06738GZD5 / US06738GZD59
Washington Mutual, Inc.	$28.58	PS-96	WM	$2,000,000	13.000%	80%	98.375%	$1,967,500	1.625%	$32,500.00	E-1179	06738GYY0 / US06738GYY06
Wal-Mart Stores, Inc.	$44.64	PS-98	WMT	$2,500,000	9.000%	85%	98.375%	$2,459,375	1.625%	$40,625.00	E-1180	06738GYZ7 / US06738GYZ70
Exxon Mobil Corporation	$92.21	PS-100	XOM	$2,500,000	9.500%	85%	98.750%	$2,468,750	1.250%	$31,250.00	E-1181	06738GZA1 / US06738GZA11

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH

NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX

CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE

INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

Apple Computer, Inc.

According to publicly available information, Apple Computer, Inc. (the “Company”) was incorporated under the laws of the State of California on January 3, 1977. The Company designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. The Company also designs, develops, and markets a line of portable digital music players along with related accessories and services, including the online sale of third-party audio and video products. The Company’s products and services include the Macintosh® line of desktop and portable computers, the Mac OS® X operating system, the iPod® line of portable digital music players, the iTunes Store®, a portfolio of peripherals that support and enhance the Macintosh and iPod product lines, a portfolio of consumer and professional software applications, a variety of other service and support offerings, and the Xserve® and Xserve RAID server and storage products. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh and iPod compatible products including application software, printers, storage devices, speakers, headphones, and various other accessories and supplies through its online and retail stores. The Company sells to education, consumer, creative professional, business, and government customers.

The linked share’s SEC file number is 000-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$12.02	$7.42	$10.95
March 29, 2002	$12.99	$10.13	$11.84
June 28, 2002	$13.09	$7.99	$8.86
September 30, 2002	$9.40	$6.90	$7.25
December 31, 2002	$8.69	$6.68	$7.17
March 31, 2003	$7.69	$6.78	$7.07
June 30, 2003	$9.85	$6.36	$9.56
September 30, 2003	$11.66	$9.26	$10.32
December 31, 2003	$12.50	$9.63	$10.69
March 31, 2004	$14.07	$10.59	$13.53
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 30, 2007	$155.00	$111.62	$153.54
October 26, 2007*	$188.59	$152.93	$184.70

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $184.70

Protection level: 75.00%

Protection price: $138.53

Physical delivery amount: 5 ($1,000/Initial price)

Fractional shares: 0.414185

Coupon: 14.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.00%	100.00%
+90%	7.00%	90.00%
+80%	7.00%	80.00%
+70%	7.00%	70.00%
+60%	7.00%	60.00%
+50%	7.00%	50.00%
+40%	7.00%	40.00%
+30%	7.00%	30.00%
+20%	7.00%	20.00%
+10%	7.00%	10.00%
+5%	7.00%	5.00%

0%	7.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.00%	2.00%	-5.00%
-10%	7.00%	-3.00%	-10.00%
-20%	7.00%	-13.00%	-20.00%
-30%	N/A	-23.00%	-30.00%
-40%	N/A	-33.00%	-40.00%
-50%	N/A	-43.00%	-50.00%
-60%	N/A	-53.00%	-60.00%
-70%	N/A	-63.00%	-70.00%
-80%	N/A	-73.00%	-80.00%
-90%	N/A	-83.00%	-90.00%
-100%	N/A	-93.00%	-100.00%

Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 30, 2007	$37.00	$27.76	$33.74
October 26, 2007*	$41.02	$32.99	$40.96

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $40.96

Protection level: 80.00%

Protection price: $32.77

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.414063

Coupon: 15.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.63% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.75%	100.32%
+90%	7.75%	90.32%
+80%	7.75%	80.32%
+70%	7.75%	70.32%
+60%	7.75%	60.32%
+50%	7.75%	50.32%
+40%	7.75%	40.32%
+30%	7.75%	30.32%
+20%	7.75%	20.32%
+10%	7.75%	10.32%
+5%	7.75%	5.32%
0%	7.75%	0.32%

	Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-4.68%
-10%	7.75%	-2.25%	-9.68%
-20%	7.75%	-12.25%	-19.68%
-30%	N/A	-22.25%	-29.68%
-40%	N/A	-32.25%	-39.68%
-50%	N/A	-42.25%	-49.68%
-60%	N/A	-52.25%	-59.68%
-70%	N/A	-62.25%	-69.68%
-80%	N/A	-72.25%	-79.68%
-90%	N/A	-82.25%	-89.68%
-100%	N/A	-92.25%	-99.68%

AK Steel Holding Corporation

According to publicly available information, AK Steel Holding Corporation (the “Company”) is a corporation formed under the laws of Delaware in 1993 and is the successor through merger to Armco Inc., which was formed in 1900. The company is a fully-integrated producer of flat-rolled carbon, stainless and electrical steels and tubular products through its wholly-owned subsidiary, AK Steel Corporation. The Company’s operations consist of seven steelmaking and finishing plants located in Indiana, Kentucky, Ohio and Pennsylvania that produce flat-rolled carbon steels, including premium quality coated, cold-rolled and hot-rolled products, and specialty stainless and electrical steels that are sold in slab, hot band, and sheet and strip form. The Company’s operations also include AK Tube LLC, which further finishes flat-rolled carbon and stainless steel at two tube plants located in Ohio and Indiana into welded steel tubing used in the automotive, large truck and construction markets. In addition, the Company’s operations include European trading companies that buy and sell steel and steel products. The linked share’s SEC file number is 1-13696.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$12.70	$8.30	$11.38
March 29, 2002	$14.46	$11.01	$14.30
June 28, 2002	$14.85	$11.50	$12.81
September 30, 2002	$12.75	$7.00	$7.31
December 31, 2002	$8.50	$6.45	$8.00
March 31, 2003	$8.90	$3.25	$3.25
June 30, 2003	$4.06	$2.75	$3.62
September 30, 2003	$3.64	$1.75	$2.00
December 31, 2003	$5.70	$1.80	$5.10
March 31, 2004	$6.39	$4.10	$5.87
June 30, 2004	$6.87	$3.65	$5.27
September 30, 2004	$8.35	$5.01	$8.16
December 31, 2004	$15.96	$8.19	$14.47
March 31, 2005	$18.22	$10.51	$11.06
June 30, 2005	$11.50	$6.23	$6.41
September 30, 2005	$9.79	$6.32	$8.57
December 30, 2005	$9.00	$6.29	$7.95
March 31, 2006	$15.45	$7.60	$15.00
June 30, 2006	$15.94	$11.11	$13.83
September 29, 2006	$14.33	$11.57	$12.14
December 29, 2006	$17.31	$11.62	$16.90
March 30, 2007	$23.94	$16.13	$23.39
June 29, 2007	$38.52	$23.49	$37.37
September 30, 2007	$44.97	$27.90	$43.95
October 26, 2007*	$53.23	$40.81	$53.21

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AKS

Initial price: $53.21

Protection level: 65.00%

Protection price: $34.59

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.793460

Coupon: 14.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.375%	100.00%
+90%	7.375%	90.00%
+80%	7.375%	80.00%
+70%	7.375%	70.00%
+60%	7.375%	60.00%
+50%	7.375%	50.00%
+40%	7.375%	40.00%
+30%	7.375%	30.00%
+20%	7.375%	20.00%
+10%	7.375%	10.00%
+5%	7.375%	5.00%

0%	7.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.375%	2.375%	-5.00%
-10%	7.375%	-2.625%	-10.00%
-20%	7.375%	-12.625%	-20.00%
-30%	7.375%	-22.625%	-30.00%
-40%	N/A	-32.625%	-40.00%
-50%	N/A	-42.625%	-50.00%
-60%	N/A	-52.625%	-60.00%
-70%	N/A	-62.625%	-70.00%
-80%	N/A	-72.625%	-80.00%
-90%	N/A	-82.625%	-90.00%
-100%	N/A	-92.625%	-100.00%

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 29, 2007	$15.95	$12.60	$14.30
September 30, 2007	$16.19	$11.27	$13.20
October 26, 2007*	$14.73	$12.55	$12.89

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $12.89

Protection level: 70.00%

Protection price: $9.02

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.579519

Coupon: 17.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.625%	100.00%
+90%	8.625%	90.00%
+80%	8.625%	80.00%
+70%	8.625%	70.00%
+60%	8.625%	60.00%
+50%	8.625%	50.00%
+40%	8.625%	40.00%
+30%	8.625%	30.00%
+20%	8.625%	20.00%
+10%	8.625%	10.00%
+5%	8.625%	5.00%

0%	8.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.625%	3.625%	-5.00%
-10%	8.625%	-1.375%	-10.00%
-20%	8.625%	-11.375%	-20.00%
-30%	8.625%	-21.375%	-30.00%
-40%	N/A	-31.375%	-40.00%
-50%	N/A	-41.375%	-50.00%
-60%	N/A	-51.375%	-60.00%
-70%	N/A	-61.375%	-70.00%
-80%	N/A	-71.375%	-80.00%
-90%	N/A	-81.375%	-90.00%
-100%	N/A	-91.375%	-100.00%

Bristol-Myers Squibb Company

According to publicly available information, Bristol-Myers Squibb Company (the “Company”) was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other healthcare related products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and Other Health Care. The Pharmaceuticals segment is made up of the global pharmaceutical and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The Other Health Care segment consists of ConvaTec and Medical Imaging.

The linked share’s SEC file number is 1-1136.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$59.95	$48.50	$51.00
March 29, 2002	$51.90	$39.15	$40.49
June 28, 2002	$40.43	$24.51	$25.70
September 30, 2002	$26.50	$19.50	$23.80
December 31, 2002	$28.25	$20.74	$23.15
March 31, 2003	$26.00	$21.00	$21.13
June 30, 2003	$29.20	$21.30	$27.15
September 30, 2003	$27.67	$25.00	$25.66
December 31, 2003	$28.85	$24.22	$28.60
March 31, 2004	$31.00	$23.72	$24.23
June 30, 2004	$26.42	$23.95	$24.50
September 30, 2004	$24.72	$22.22	$23.67
December 31, 2004	$25.88	$22.85	$25.62
March 31, 2005	$25.67	$23.25	$25.46
June 30, 2005	$26.59	$24.83	$24.98
September 30, 2005	$25.47	$23.80	$24.06
December 30, 2005	$24.17	$20.70	$22.98
March 31, 2006	$25.94	$21.21	$24.61
June 30, 2006	$25.97	$23.76	$25.86
September 29, 2006	$26.14	$20.08	$24.92
December 29, 2006	$26.41	$23.93	$26.32
March 30, 2007	$29.39	$25.74	$27.76
June 29, 2007	$32.25	$27.35	$31.56
September 30, 2007	$32.35	$26.38	$28.82
October 26, 2007*	$30.21	$27.90	$29.75

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BMY

Initial price: $29.75

Protection level: 85.00%

Protection price: $25.29

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.613445

Coupon: 10.00% per annum

Maturity: April 30, 2008

Dividend yield: 3.76% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	101.88%
+90%	5.00%	91.88%
+80%	5.00%	81.88%
+70%	5.00%	71.88%
+60%	5.00%	61.88%
+50%	5.00%	51.88%
+40%	5.00%	41.88%
+30%	5.00%	31.88%
+20%	5.00%	21.88%
+10%	5.00%	11.88%
+5%	5.00%	6.88%

0%	5.00%	1.88%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-3.12%
-10%	5.00%	-5.00%	-8.12%
-20%	N/A	-15.00%	-18.12%
-30%	N/A	-25.00%	-28.12%
-40%	N/A	-35.00%	-38.12%
-50%	N/A	-45.00%	-48.12%
-60%	N/A	-55.00%	-58.12%
-70%	N/A	-65.00%	-68.12%
-80%	N/A	-75.00%	-78.12%
-90%	N/A	-85.00%	-88.12%
-100%	N/A	-95.00%	-98.12%

The Bear Stearns Companies Inc.

According to publicly available information, The Bear Stearns Companies Inc. (the “Company”) was incorporated under the laws of the State of Delaware on August 21, 1985. The Company is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company is primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Global Clearing Services and Wealth Management.

The linked share’s SEC file number is 001-08989.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$62.44	$48.81	$58.64
March 29, 2002	$63.40	$53.60	$62.75
June 28, 2002	$66.75	$56.30	$61.20
September 30, 2002	$67.55	$50.50	$56.40
December 31, 2002	$66.65	$51.75	$59.40
March 31, 2003	$67.91	$57.64	$65.60
June 30, 2003	$83.12	$65.42	$72.42
September 30, 2003	$76.75	$63.89	$74.80
December 31, 2003	$80.15	$70.62	$79.95
March 31, 2004	$91.76	$78.80	$87.68
June 30, 2004	$88.76	$75.44	$84.31
September 30, 2004	$96.21	$81.14	$96.17
December 31, 2004	$109.82	$86.51	$102.31
March 31, 2005	$106.51	$96.54	$99.90
June 30, 2005	$105.31	$91.35	$103.94
September 30, 2005	$110.16	$98.55	$109.75
December 30, 2005	$119.40	$98.74	$115.53
March 31, 2006	$141.22	$113.30	$138.70
June 30, 2006	$147.77	$120.10	$140.08
September 29, 2006	$147.20	$127.12	$140.10
December 29, 2006	$166.20	$139.57	$162.78
March 30, 2007	$172.61	$138.57	$150.35
June 29, 2007	$159.34	$136.13	$140.00
September 30, 2007	$145.48	$99.75	$122.81
October 26, 2007*	$133.11	$109.60	$116.21

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSC

Initial price: $116.21

Protection level: 75.00%

Protection price: $87.16

Physical delivery amount: 8 ($1,000/Initial price)

Fractional shares: 0.605111

Coupon: 12.25% per annum

Maturity: April 30, 2008

Dividend yield: 1.10% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.125%	100.55%
+90%	6.125%	90.55%
+80%	6.125%	80.55%
+70%	6.125%	70.55%
+60%	6.125%	60.55%
+50%	6.125%	50.55%
+40%	6.125%	40.55%
+30%	6.125%	30.55%
+20%	6.125%	20.55%
+10%	6.125%	10.55%
+5%	6.125%	5.55%

0%	6.125%	0.55%

	Protection Price Ever Breached?
	NO	YES
-5%	6.125%	1.125%	-4.45%
-10%	6.125%	-3.875%	-9.45%
-20%	6.125%	-13.875%	-19.45%
-30%	N/A	-23.875%	-29.45%
-40%	N/A	-33.875%	-39.45%
-50%	N/A	-43.875%	-49.45%
-60%	N/A	-53.875%	-59.45%
-70%	N/A	-63.875%	-69.45%
-80%	N/A	-73.875%	-79.45%
-90%	N/A	-83.875%	-89.45%
-100%	N/A	-93.875%	-99.45%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 30, 2007	$15.82	$12.11	$13.95
October 26, 2007*	$15.31	$13.68	$13.76

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $13.76

Protection level: 80.00%

Protection price: $11.01

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.674419

Coupon: 15.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.625%	100.00%
+90%	7.625%	90.00%
+80%	7.625%	80.00%
+70%	7.625%	70.00%
+60%	7.625%	60.00%
+50%	7.625%	50.00%
+40%	7.625%	40.00%
+30%	7.625%	30.00%
+20%	7.625%	20.00%
+10%	7.625%	10.00%
+5%	7.625%	5.00%

0%	7.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.625%	2.625%	-5.00%
-10%	7.625%	-2.375%	-10.00%
-20%	7.625%	-12.375%	-20.00%
-30%	N/A	-22.375%	-30.00%
-40%	N/A	-32.375%	-40.00%
-50%	N/A	-42.375%	-50.00%
-60%	N/A	-52.375%	-60.00%
-70%	N/A	-62.375%	-70.00%
-80%	N/A	-72.375%	-80.00%
-90%	N/A	-82.375%	-90.00%
-100%	N/A	-92.375%	-100.00%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. At December 31, 2006, it had 10.2 billion tons of proven and probable coal reserves. In addition to its mining operations, the Company markets, brokers and trades coal. The Company’s total tons traded were 79.1 million for the year ended December 31, 2006. In response to growing international markets, the Company established an international trading group in 2006 and added another operations office in Europe in early 2007. The Company also has a business development, sales and marketing office in Beijing, China to pursue potential long-term growth opportunities in that market. Other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and BTU Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$8.00	$5.78	$7.05
March 29, 2002	$7.51	$5.81	$7.24
June 28, 2002	$7.69	$6.54	$7.08
September 30, 2002	$7.07	$4.38	$6.38
December 31, 2002	$7.32	$5.66	$7.31
March 31, 2003	$7.40	$6.13	$6.97
June 30, 2003	$8.78	$6.68	$8.40
September 30, 2003	$8.41	$7.15	$7.84
December 31, 2003	$10.75	$7.84	$10.43
March 31, 2004	$12.65	$9.11	$11.63
June 30, 2004	$14.00	$10.44	$14.00
September 30, 2004	$15.11	$12.69	$14.88
December 31, 2004	$21.70	$13.51	$20.23
March 31, 2005	$25.45	$18.37	$23.18
June 30, 2005	$28.23	$19.68	$26.02
September 30, 2005	$43.01	$26.01	$42.18
December 30, 2005	$43.47	$35.35	$41.21
March 31, 2006	$52.50	$41.24	$50.41
June 30, 2006	$76.29	$46.82	$55.75
September 29, 2006	$59.81	$32.95	$36.78
December 29, 2006	$48.59	$34.05	$40.41
March 30, 2007	$44.60	$36.20	$40.24
June 29, 2007	$55.76	$39.96	$48.38
September 30, 2007	$50.99	$38.42	$47.87
October 26, 2007*	$58.90	$47.52	$57.93

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $57.93

Protection level: 80.00%

Protection price: $46.34

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.262213

Coupon: 13.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.41% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.75%	100.21%
+90%	6.75%	90.21%
+80%	6.75%	80.21%
+70%	6.75%	70.21%
+60%	6.75%	60.21%
+50%	6.75%	50.21%
+40%	6.75%	40.21%
+30%	6.75%	30.21%
+20%	6.75%	20.21%
+10%	6.75%	10.21%
+5%	6.75%	5.21%

0%	6.75%	0.21%

	Protection Price Ever Breached?
	NO	YES
-5%	6.75%	1.75%	-4.79%
-10%	6.75%	-3.25%	-9.79%
-20%	6.75%	-13.25%	-19.79%
-30%	N/A	-23.25%	-29.79%
-40%	N/A	-33.25%	-39.79%
-50%	N/A	-43.25%	-49.79%
-60%	N/A	-53.25%	-59.79%
-70%	N/A	-63.25%	-69.79%
-80%	N/A	-73.25%	-79.79%
-90%	N/A	-83.25%	-89.79%
-100%	N/A	-93.25%	-99.79%

Commercial Metals Company

According to publicly available information, Commercial Metals Company (the “Company”) manufactures, recycles, markets and distributes steel and metal products and related materials and services through a network of locations located throughout the United States and internationally. The Company considers its business to be organized into five segments: domestic mills, CMCZ (our Polish mill CMC Zawiercie S.A. and related operations), domestic fabrication, recycling and marketing and distribution.

The Company were incorporated in 1946 in the State of Delaware. Its predecessor company, a metals recycling business, has existed since approximately 1915. The Company maintains its executive offices at 6565 MacArthur Boulevard in Irving, Texas, telephone number (214) 689-4300. n.

The linked share’s SEC file number is 001-04304.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$4.57	$3.43	$4.37
March 29, 2002	$5.28	$4.20	$5.25
June 28, 2002	$6.22	$5.25	$5.87
September 30, 2002	$5.98	$4.24	$4.48
December 31, 2002	$4.72	$3.88	$4.06
March 31, 2003	$4.09	$3.20	$3.49
June 30, 2003	$4.70	$3.47	$4.45
September 30, 2003	$5.03	$4.20	$4.59
December 31, 2003	$7.96	$4.60	$7.60
March 31, 2004	$8.58	$6.87	$7.96
June 30, 2004	$8.50	$6.30	$8.11
September 30, 2004	$9.94	$7.68	$9.93
December 31, 2004	$13.20	$8.17	$12.64
March 31, 2005	$19.39	$12.03	$16.95
June 30, 2005	$17.60	$11.37	$11.91
September 30, 2005	$17.32	$11.85	$16.87
December 30, 2005	$19.48	$13.54	$18.77
March 31, 2006	$27.33	$18.78	$26.75
June 30, 2006	$31.69	$20.10	$25.70
September 29, 2006	$25.70	$18.41	$20.33
December 29, 2006	$30.00	$19.79	$25.80
March 30, 2007	$32.31	$24.85	$31.35
June 29, 2007	$36.30	$31.11	$33.77
September 30, 2007	$37.00	$24.58	$31.65
October 26, 2007*	$35.89	$31.14	$35.58

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMC

Initial price: $35.58

Protection level: 75.00%

Protection price: $26.69

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.105677

Coupon: 14.25% per annum

Maturity: April 30, 2008

Dividend yield: 1.01% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.125%	100.51%
+90%	7.125%	90.51%
+80%	7.125%	80.51%
+70%	7.125%	70.51%
+60%	7.125%	60.51%
+50%	7.125%	50.51%
+40%	7.125%	40.51%
+30%	7.125%	30.51%
+20%	7.125%	20.51%
+10%	7.125%	10.51%
+5%	7.125%	5.51%

0%	7.125%	0.51%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.125%	-4.49%
-10%	7.125%	-2.875%	-9.49%
-20%	7.125%	-12.875%	-19.49%
-30%	N/A	-22.875%	-29.49%
-40%	N/A	-32.875%	-39.49%
-50%	N/A	-42.875%	-49.49%
-60%	N/A	-52.875%	-59.49%
-70%	N/A	-62.875%	-69.49%
-80%	N/A	-72.875%	-79.49%
-90%	N/A	-82.875%	-89.49%
-100%	N/A	-92.875%	-99.49%

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of fine accessories and gifts for women and men.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 30, 2007	$50.95	$40.30	$47.27
October 26, 2007*	$47.89	$35.07	$36.16

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $36.16

Protection level: 75.00%

Protection price: $27.12

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.654867

Coupon: 11.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.00%
+90%	5.625%	90.00%
+80%	5.625%	80.00%
+70%	5.625%	70.00%
+60%	5.625%	60.00%
+50%	5.625%	50.00%
+40%	5.625%	40.00%
+30%	5.625%	30.00%
+20%	5.625%	20.00%
+10%	5.625%	10.00%
+5%	5.625%	5.00%

0%	5.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-5.00%
-10%	5.625%	-4.375%	-10.00%
-20%	5.625%	-14.375%	-20.00%
-30%	N/A	-24.375%	-30.00%
-40%	N/A	-34.375%	-40.00%
-50%	N/A	-44.375%	-50.00%
-60%	N/A	-54.375%	-60.00%
-70%	N/A	-64.375%	-70.00%
-80%	N/A	-74.375%	-80.00%
-90%	N/A	-84.375%	-90.00%
-100%	N/A	-94.375%	-100.00%

Coldwater Creek Inc.

According to publicly available information, Coldwater Creek Inc. (the “Company”) is a specialty retailer of women’s apparel, accessories, jewelry and gift items. Founded in 1984 as a catalog company, today the Company is a multi-channel specialty retailer generating $1.05 billion in net sales in fiscal 2006. The Company’s proprietary merchandise assortment reflects a sophisticated yet relaxed and casual lifestyle. The Company reaches customers through an expanding base of retail stores, as well as catalog and e-commerce channels. Its merchandise assortment, retail stores, catalogs and e-commerce website are designed to appeal to women who are 35 years and older with average household income in excess of $75,000.

The linked share’s SEC file number is 0-21915.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$3.58	$2.24	$2.79
March 29, 2002	$2.74	$1.73	$2.34
June 28, 2002	$3.26	$2.28	$3.21
September 30, 2002	$3.37	$1.67	$1.74
December 31, 2002	$2.76	$1.57	$2.53
March 31, 2003	$2.65	$1.69	$1.87
June 30, 2003	$2.85	$1.72	$2.44
September 30, 2003	$3.95	$2.42	$2.91
December 31, 2003	$4.44	$2.92	$3.26
March 31, 2004	$6.37	$3.26	$6.32
June 30, 2004	$8.71	$5.56	$7.84
September 30, 2004	$10.40	$7.02	$9.28
December 31, 2004	$14.09	$8.53	$13.72
March 31, 2005	$14.73	$11.57	$12.32
June 30, 2005	$17.33	$10.76	$16.61
September 30, 2005	$20.98	$15.29	$16.81
December 30, 2005	$22.97	$15.41	$20.35
March 31, 2006	$28.78	$18.75	$27.80
June 30, 2006	$31.26	$23.08	$26.76
September 29, 2006	$29.69	$18.69	$28.76
December 29, 2006	$31.25	$23.42	$24.52
March 30, 2007	$25.39	$16.77	$20.28
June 29, 2007	$25.69	$19.00	$23.23
September 30, 2007	$23.78	$10.71	$10.86
October 26, 2007*	$11.16	$7.68	$8.87

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CWTR

Initial price: $8.87

Protection level: 75.00%

Protection price: $6.65

Physical delivery amount: 112 ($1,000/Initial price)

Fractional shares: 0.739572

Coupon: 18.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.25%	100.00%
+90%	9.25%	90.00%
+80%	9.25%	80.00%
+70%	9.25%	70.00%
+60%	9.25%	60.00%
+50%	9.25%	50.00%
+40%	9.25%	40.00%
+30%	9.25%	30.00%
+20%	9.25%	20.00%
+10%	9.25%	10.00%
+5%	9.25%	5.00%

0%	9.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-5.00%
-10%	9.25%	-0.75%	-10.00%
-20%	9.25%	-10.75%	-20.00%
-30%	N/A	-20.75%	-30.00%
-40%	N/A	-30.75%	-40.00%
-50%	N/A	-40.75%	-50.00%
-60%	N/A	-50.75%	-60.00%
-70%	N/A	-60.75%	-70.00%
-80%	N/A	-70.75%	-80.00%
-90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. The Company’s principal commercial products are its proprietary thin-film solar (“photovoltaic” or “PV”) modules, which are lightweight, thin, flexible and durable products for converting sunlight into electricity. The Company sell its PV modules globally and, in response to increasing global demand for alternative energy generation solutions, are planning to increase our manufacturing capacity from the current 58MW per annum to an expected capacity exceeding 300MW per annum by 2010.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 30, 2007	$35.93	$22.26	$22.72
October 26, 2007*	$27.70	$22.91	$27.15

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $27.15

Protection level: 70.00%

Protection price: $19.01

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.832413

Coupon: 17.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.75%	100.00%
+90%	8.75%	90.00%
+80%	8.75%	80.00%
+70%	8.75%	70.00%
+60%	8.75%	60.00%
+50%	8.75%	50.00%
+40%	8.75%	40.00%
+30%	8.75%	30.00%
+20%	8.75%	20.00%
+10%	8.75%	10.00%
+5%	8.75%	5.00%

0%	8.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.75%	3.75%	-5.00%
-10%	8.75%	-1.25%	-10.00%
-20%	8.75%	-11.25%	-20.00%
-30%	8.75%	-21.25%	-30.00%
-40%	N/A	-31.25%	-40.00%
-50%	N/A	-41.25%	-50.00%
-60%	N/A	-51.25%	-60.00%
-70%	N/A	-61.25%	-70.00%
-80%	N/A	-71.25%	-80.00%
-90%	N/A	-81.25%	-90.00%
-100%	N/A	-91.25%	-100.00%

El Paso Corporation

According to publicly available information, El Paso Corporation (the “Company”) is an energy company, originally founded in 1928 in El Paso, Texas that primarily operates in the regulated natural gas transmission and exploration and production sectors of the energy industry.

The Company’s operations are conducted through three primary segments: Pipelines, Exploration and Production and Marketing. The Company also have a Power segment which holds its remaining interests in international power plants in Brazil, Asia and Central America. The Company’s business segments provide a variety of energy products and services and are managed separately as each segment requires different technology and marketing strategies. The Company’s purpose is to provide natural gas and related energy products in a safe, efficient and dependable manner.

The linked share’s SEC file number is 001-14365.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$54.05	$35.00	$44.61
March 29, 2002	$46.89	$31.79	$44.03
June 28, 2002	$46.80	$18.90	$20.61
September 30, 2002	$21.07	$5.30	$8.27
December 31, 2002	$11.90	$4.40	$6.96
March 31, 2003	$10.30	$3.33	$6.05
June 30, 2003	$9.88	$5.86	$8.08
September 30, 2003	$8.95	$6.69	$7.30
December 31, 2003	$8.29	$5.97	$8.19
March 31, 2004	$9.88	$6.57	$7.11
June 30, 2004	$7.95	$6.58	$7.88
September 30, 2004	$9.20	$7.37	$9.19
December 31, 2004	$11.60	$8.43	$10.40
March 31, 2005	$13.10	$10.02	$10.58
June 30, 2005	$11.87	$9.37	$11.52
September 30, 2005	$14.16	$11.13	$13.90
December 30, 2005	$14.07	$10.78	$12.16
March 31, 2006	$13.95	$11.80	$12.05
June 30, 2006	$15.99	$11.85	$15.00
September 29, 2006	$16.38	$12.82	$13.64
December 29, 2006	$15.84	$12.92	$15.28
March 30, 2007	$15.66	$13.72	$14.47
June 29, 2007	$17.43	$14.41	$17.23
September 30, 2007	$18.56	$15.00	$16.97
October 26, 2007*	$17.68	$16.45	$17.39

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: EP

Initial price: $17.39

Protection level: 80.00%

Protection price: $13.91

Physical delivery amount: 57 ($1,000/Initial price)

Fractional shares: 0.504313

Coupon: 10.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.92% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.46%
+90%	5.00%	90.46%
+80%	5.00%	80.46%
+70%	5.00%	70.46%
+60%	5.00%	60.46%
+50%	5.00%	50.46%
+40%	5.00%	40.46%
+30%	5.00%	30.46%
+20%	5.00%	20.46%
+10%	5.00%	10.46%
+5%	5.00%	5.46%

0%	5.00%	0.46%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.54%
-10%	5.00%	-5.00%	-9.54%
-20%	5.00%	-15.00%	-19.54%
-30%	N/A	-25.00%	-29.54%
-40%	N/A	-35.00%	-39.54%
-50%	N/A	-45.00%	-49.54%
-60%	N/A	-55.00%	-59.54%
-70%	N/A	-65.00%	-69.54%
-80%	N/A	-75.00%	-79.54%
-90%	N/A	-85.00%	-89.54%
-100%	N/A	-95.00%	-99.54%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. The Company is now one of the world’s largest producers of cars and trucks combined. The Company and its subsidiaries also engage in other businesses, including financing vehicles. Information about the Company can be found throughout its website located at www.ford.com.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.08	$14.83	$15.72
March 29, 2002	$17.29	$13.90	$16.49
June 28, 2002	$18.23	$14.88	$16.00
September 30, 2002	$16.24	$9.24	$9.80
December 31, 2002	$11.91	$6.90	$9.30
March 31, 2003	$10.73	$6.59	$7.52
June 30, 2003	$11.71	$7.35	$10.99
September 30, 2003	$12.53	$10.43	$10.77
December 31, 2003	$17.31	$10.68	$16.00
March 31, 2004	$17.34	$12.75	$13.57
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 30, 2007	$9.64	$7.49	$8.49
October 26, 2007*	$9.24	$8.13	$8.67

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $8.67

Protection level: 70.00%

Protection price: $6.07

Physical delivery amount: 115 ($1,000/Initial price)

Fractional shares: 0.340254

Coupon: 14.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.375%	100.00%
+90%	7.375%	90.00%
+80%	7.375%	80.00%
+70%	7.375%	70.00%
+60%	7.375%	60.00%
+50%	7.375%	50.00%
+40%	7.375%	40.00%
+30%	7.375%	30.00%
+20%	7.375%	20.00%
+10%	7.375%	10.00%
+5%	7.375%	5.00%

0%	7.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.375%	2.375%	-5.00%
-10%	7.375%	-2.625%	-10.00%
-20%	7.375%	-12.625%	-20.00%
-30%	7.375%	-22.625%	-30.00%
-40%	N/A	-32.625%	-40.00%
-50%	N/A	-42.625%	-50.00%
-60%	N/A	-52.625%	-60.00%
-70%	N/A	-62.625%	-70.00%
-80%	N/A	-72.625%	-80.00%
-90%	N/A	-82.625%	-90.00%
-100%	N/A	-92.625%	-100.00%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$6.25	$5.13	$6.09
March 29, 2002	$9.18	$6.02	$8.73
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 30, 2007	$30.99	$21.00	$30.56
October 26, 2007*	$33.55	$29.25	$33.41

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $33.41

Protection level: 75.00%

Protection price: $25.06

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.931158

Coupon: 13.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.54% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.75%	100.27%
+90%	6.75%	90.27%
+80%	6.75%	80.27%
+70%	6.75%	70.27%
+60%	6.75%	60.27%
+50%	6.75%	50.27%
+40%	6.75%	40.27%
+30%	6.75%	30.27%
+20%	6.75%	20.27%
+10%	6.75%	10.27%
+5%	6.75%	5.27%

0%	6.75%	0.27%

	Protection Price Ever Breached?
	NO	YES
-5%	6.75%	1.75%	-4.73%
-10%	6.75%	-3.25%	-9.73%
-20%	6.75%	-13.25%	-19.73%
-30%	N/A	-23.25%	-29.73%
-40%	N/A	-33.25%	-39.73%
-50%	N/A	-43.25%	-49.73%
-60%	N/A	-53.25%	-59.73%
-70%	N/A	-63.25%	-69.73%
-80%	N/A	-73.25%	-79.73%
-90%	N/A	-83.25%	-89.73%
-100%	N/A	-93.25%	-99.73%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 30, 2007	$27.25	$21.47	$24.65
October 26, 2007*	$26.80	$22.11	$23.62

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $23.62

Protection level: 75.00%

Protection price: $17.72

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.337003

Coupon: 10.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.21% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.11%
+90%	5.25%	90.11%
+80%	5.25%	80.11%
+70%	5.25%	70.11%
+60%	5.25%	60.11%
+50%	5.25%	50.11%
+40%	5.25%	40.11%
+30%	5.25%	30.11%
+20%	5.25%	20.11%
+10%	5.25%	10.11%
+5%	5.25%	5.11%

0%	5.25%	0.11%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-4.89%
-10%	5.25%	-4.75%	-9.89%
-20%	5.25%	-14.75%	-19.89%
-30%	N/A	-24.75%	-29.89%
-40%	N/A	-34.75%	-39.89%
-50%	N/A	-44.75%	-49.89%
-60%	N/A	-54.75%	-59.89%
-70%	N/A	-64.75%	-69.89%
-80%	N/A	-74.75%	-79.89%
-90%	N/A	-84.75%	-89.89%
-100%	N/A	-94.75%	-99.89%

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 24, 2006, the company operated offices in over 25 countries and approximately 42% of its 26,467 employees were based outside the United States. The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$95.15	$71.00	$92.75
March 29, 2002	$97.25	$77.52	$90.25
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
September 30, 2007	$225.76	$157.38	$216.74
October 26, 2007*	$239.70	$213.50	$235.92

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $235.92

Protection level: 80.00%

Protection price: $188.74

Physical delivery amount: 4 ($1,000/Initial price)

Fractional shares: 0.238725

Coupon: 10.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.59% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.30%
+90%	5.00%	90.30%
+80%	5.00%	80.30%
+70%	5.00%	70.30%
+60%	5.00%	60.30%
+50%	5.00%	50.30%
+40%	5.00%	40.30%
+30%	5.00%	30.30%
+20%	5.00%	20.30%
+10%	5.00%	10.30%
+5%	5.00%	5.30%

0%	5.00%	0.30%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.70%
-10%	5.00%	-5.00%	-9.70%
-20%	5.00%	-15.00%	-19.70%
-30%	N/A	-25.00%	-29.70%
-40%	N/A	-35.00%	-39.70%
-50%	N/A	-45.00%	-49.70%
-60%	N/A	-55.00%	-59.70%
-70%	N/A	-65.00%	-69.70%
-80%	N/A	-75.00%	-79.70%
-90%	N/A	-85.00%	-89.70%
-100%	N/A	-95.00%	-99.70%

Kohl’s Corporation

According to publicly available information, Kohl’s Corporation (the “Company”) operates family-oriented, department stores that feature quality, exclusive and national brand merchandise priced to provide value to customers. The Company’s stores sell moderately priced apparel, footwear, accessories and home products targeted to customers shopping for their families and homes. The Company features fashion in apparel and home that would appeal to classic, updated and contemporary customers. The Company’s goal is to broaden its customer reach while meeting the customer’s varied fashion preferences.

Central to the Company’s pricing strategy and overall profitability is a culture focused on maintaining a low cost structure. Critical elements of this low cost structure are the Company’s unique store format, lean staffing levels, sophisticated management information systems and operating efficiencies resulting from centralized buying, advertising and distribution. As of February 3, 2007, the Company operated 817 stores in 45 states. In March 2007, the Company opened seven additional stores and currently operates 824 stores.

The linked share’s SEC file number is 1-11084.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$71.85	$47.51	$70.44
March 29, 2002	$72.00	$62.60	$71.15
June 28, 2002	$78.74	$66.26	$70.08
September 30, 2002	$73.75	$56.25	$60.81
December 31, 2002	$71.70	$44.00	$55.95
March 31, 2003	$59.50	$46.18	$56.58
June 30, 2003	$60.55	$48.04	$51.38
September 30, 2003	$65.44	$50.40	$53.50
December 31, 2003	$56.63	$42.50	$44.94
March 31, 2004	$54.10	$40.83	$48.33
June 30, 2004	$49.50	$39.59	$42.28
September 30, 2004	$52.00	$41.02	$48.19
December 31, 2004	$53.24	$45.46	$49.17
March 31, 2005	$53.86	$45.26	$51.63
June 30, 2005	$58.50	$46.18	$55.91
September 30, 2005	$58.90	$47.87	$50.18
December 30, 2005	$50.96	$43.63	$48.60
March 31, 2006	$53.54	$42.78	$53.01
June 30, 2006	$59.70	$51.52	$59.12
September 29, 2006	$68.44	$53.09	$64.92
December 29, 2006	$75.52	$64.65	$68.43
March 30, 2007	$77.00	$65.56	$76.61
June 29, 2007	$79.55	$68.10	$71.03
September 30, 2007	$71.62	$52.75	$57.33
October 26, 2007*	$63.96	$53.43	$56.46

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KSS

Initial price: $56.46

Protection level: 80.00%

Protection price: $45.17

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.711654

Coupon: 11.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.75%	100.00%
+90%	5.75%	90.00%
+80%	5.75%	80.00%
+70%	5.75%	70.00%
+60%	5.75%	60.00%
+50%	5.75%	50.00%
+40%	5.75%	40.00%
+30%	5.75%	30.00%
+20%	5.75%	20.00%
+10%	5.75%	10.00%
+5%	5.75%	5.00%

0%	5.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-5.00%
-10%	5.75%	-4.25%	-10.00%
-20%	5.75%	-14.25%	-20.00%
-30%	N/A	-24.25%	-30.00%
-40%	N/A	-34.25%	-40.00%
-50%	N/A	-44.25%	-50.00%
-60%	N/A	-54.25%	-60.00%
-70%	N/A	-64.25%	-70.00%
-80%	N/A	-74.25%	-80.00%
-90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

US Airways Group, Inc.

According to publicly available information, US Airways Group, Inc. (the “Company”) a Delaware corporation, is a holding company formed in 1982 and whose origins trace back to the formation of All American Aviation in 1939. The Company’s principal executive offices are located at 111 West Rio Salado Parkway, Tempe, Arizona 85281. The Company’s telephone number is (480) 693-0800, and its internet address is www.usairways.com. The Company’s primary business activity is the operation of a major network air carrier, through its ownership of the common stock of America West Holdings and its wholly owned subsidiary AWA; US Airways; Piedmont Airlines, Inc.; PSA Airlines, Inc.; Material Services Company, Inc.; and Airways Assurance Limited.

The Company had approximately 36 million passengers boarding its planes in 2006. As of December 31, 2006, the Company operated 226 jet aircraft. During 2006, the Company provided regularly scheduled service or seasonal service at 85 airports in the continental United States, Canada, the Caribbean, Latin America and Europe. As of December 31, 2006, the US Airways Express network served 133 airports in the United States, Canada and the Bahamas, including approximately 40 airports also served by US Airways. During 2006, US Airways Express air carriers had approximately 20 million passengers boarding its planes. Passenger revenues accounted for approximately 90% of the Company’s operating revenues in each of the three years ended December 31, 2006, 2005 and 2004. Cargo revenues and other sources accounted for approximately 10% of the Company’s operating revenues in 2006, 2005 and 2004.

The linked share’s SEC file number is 001-08444.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2005	$21.40	$19.29	$21.01
December 30, 2005	$38.80	$20.85	$37.14
March 31, 2006	$40.60	$28.30	$40.00
June 30, 2006	$52.15	$36.19	$50.54
September 29, 2006	$56.41	$36.80	$44.33
December 29, 2006	$63.27	$43.87	$53.85
March 30, 2007	$62.50	$44.01	$45.48
June 29, 2007	$48.30	$26.78	$30.27
September 30, 2007	$36.19	$24.26	$26.25
October 26, 2007*	$33.34	$26.00	$27.35

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LCC

Initial price: $27.35

Protection level: 65.00%

Protection price: $17.78

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.563071

Coupon: 18.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.375%	100.00%
+90%	9.375%	90.00%
+80%	9.375%	80.00%
+70%	9.375%	70.00%
+60%	9.375%	60.00%
+50%	9.375%	50.00%
+40%	9.375%	40.00%
+30%	9.375%	30.00%
+20%	9.375%	20.00%
+10%	9.375%	10.00%
+5%	9.375%	5.00%

0%	9.375%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.375%	4.375%	-5.00%
-10%	9.375%	-0.625%	-10.00%
-20%	9.375%	-10.625%	-20.00%
-30%	9.375%	-20.625%	-30.00%
-40%	N/A	-30.625%	-40.00%
-50%	N/A	-40.625%	-50.00%
-60%	N/A	-50.625%	-60.00%
-70%	N/A	-60.625%	-70.00%
-80%	N/A	-70.625%	-80.00%
-90%	N/A	-80.625%	-90.00%
-100%	N/A	-90.625%	-100.00%

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges. The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 30, 2007	$75.50	$49.06	$61.73
October 26, 2007*	$66.08	$54.07	$60.42

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $60.42

Protection level: 80.00%

Protection price: $48.34

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.550811

Coupon: 14.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.94% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.25%	100.47%
+90%	7.25%	90.47%
+80%	7.25%	80.47%
+70%	7.25%	70.47%
+60%	7.25%	60.47%
+50%	7.25%	50.47%
+40%	7.25%	40.47%
+30%	7.25%	30.47%
+20%	7.25%	20.47%
+10%	7.25%	10.47%
+5%	7.25%	5.47%

0%	7.25%	0.47%

	Protection Price Ever Breached?
	NO	YES
-5%	7.25%	2.25%	-4.53%
-10%	7.25%	-2.75%	-9.53%
-20%	7.25%	-12.75%	-19.53%
-30%	N/A	-22.75%	-29.53%
-40%	N/A	-32.75%	-39.53%
-50%	N/A	-42.75%	-49.53%
-60%	N/A	-52.75%	-59.53%
-70%	N/A	-62.75%	-69.53%
-80%	N/A	-72.75%	-79.53%
-90%	N/A	-82.75%	-89.53%
-100%	N/A	-92.75%	-99.53%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino (“The Venetian”), a Renaissance Venice-themed resort situated on the Las Vegas Strip (the “Strip”). The Venetian includes the first all-suites hotel on the Strip with 4,027 suites; a gaming facility of approximately 120,000 square feet; an enclosed retail, dining and entertainment complex of approximately 440,000 net leasable square feet, which was sold to a third party in 2004. The Company also owns and operates The Sands Expo and Convention Center (also referred to as “The Sands Expo Center”) in Las Vegas, Nevada. Together, The Sands Expo Center and The Congress Center offer approximately 2.3 million gross square feet of art exhibition and meeting facilities. The Company also owns and operates The Sands Macao Casino (“The Sands Macao”), a Las Vegas-style casino in Macao, China, which opened on May 18, 2004. The Sands Macao now offers over 229,000 square feet of gaming facilities after its expansion, which was completed in August 2006, as well as several restaurants, VIP facilities and other high-end amenities. The Company is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao, including The Palazzo Resort Hotel Casino (also referred to as “The Palazzo”), which will be adjacent to and connected with The Venetian, The Venetian Macao Resort Hotel Casino (also referred to as “The Venetian Macao”) and other casino resort properties on the Cotai StripTM in Macao.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 30, 2007	$142.75	$75.56	$133.42
October 26, 2007*	$145.56	$121.95	$138.93

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $138.93

Protection level: 60.00%

Protection price: $83.36

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.197869

Coupon: 13.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.75%	100.00%
+90%	6.75%	90.00%
+80%	6.75%	80.00%
+70%	6.75%	70.00%
+60%	6.75%	60.00%
+50%	6.75%	50.00%
+40%	6.75%	40.00%
+30%	6.75%	30.00%
+20%	6.75%	20.00%
+10%	6.75%	10.00%
+5%	6.75%	5.00%

0%	6.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.75%	1.75%	-5.00%
-10%	6.75%	-3.25%	-10.00%
-20%	6.75%	-13.25%	-20.00%
-30%	6.75%	-23.25%	-30.00%
-40%	6.75%	-33.25%	-40.00%
-50%	N/A	-43.25%	-50.00%
-60%	N/A	-53.25%	-60.00%
-70%	N/A	-63.25%	-70.00%
-80%	N/A	-73.25%	-80.00%
-90%	N/A	-83.25%	-90.00%
-100%	N/A	-93.25%	-100.00%

McDonald’s Corporation

According to publicly available information, McDonald’s Corporation (the “Company”) primarily franchises and operates McDonald’s restaurants in the food service industry. These restaurants serve a varied, yet limited, value-priced menu in more than 100 countries around the world. The Company also operates Boston Market and has a minority ownership interest in U.K.-based Pret A Manger and prior to October 2006, had an ownership interest in Chipotle Mexican Grill (Chipotle). During 2006, the Company disposed of its investment in Chipotle through sales of shares and ultimately a tax-free exchange of all remaining shares held.

The linked share’s SEC file number is: 1-5231.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$30.10	$25.15	$26.47
March 29, 2002	$29.05	$25.38	$27.75
June 28, 2002	$30.72	$27.00	$28.45
September 30, 2002	$28.62	$17.42	$17.66
December 31, 2002	$19.95	$15.17	$16.08
March 31, 2003	$17.38	$12.12	$14.46
June 30, 2003	$22.95	$13.89	$22.06
September 30, 2003	$24.25	$20.40	$23.54
December 31, 2003	$27.00	$23.50	$24.83
March 31, 2004	$29.98	$24.54	$28.57
June 30, 2004	$29.43	$25.14	$26.00
September 30, 2004	$28.25	$25.66	$28.03
December 31, 2004	$32.96	$27.31	$32.06
March 31, 2005	$34.55	$30.81	$31.14
June 30, 2005	$31.78	$27.74	$27.75
September 30, 2005	$35.00	$27.37	$33.49
December 30, 2005	$35.69	$31.48	$33.72
March 31, 2006	$36.74	$33.20	$34.36
June 30, 2006	$35.99	$31.73	$33.60
September 29, 2006	$40.03	$32.75	$39.12
December 29, 2006	$44.68	$38.96	$44.33
March 30, 2007	$46.21	$42.31	$45.05
June 29, 2007	$52.88	$44.60	$50.76
September 30, 2007	$55.73	$46.65	$54.47
October 26, 2007*	$58.56	$54.67	$58.47

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCD

Initial price: $58.47

Protection level: 85.00%

Protection price: $49.70

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.102788

Coupon: 10.25% per annum

Maturity: April 30, 2008

Dividend yield: 1.71% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.86%
+90%	5.125%	90.86%
+80%	5.125%	80.86%
+70%	5.125%	70.86%
+60%	5.125%	60.86%
+50%	5.125%	50.86%
+40%	5.125%	40.86%
+30%	5.125%	30.86%
+20%	5.125%	20.86%
+10%	5.125%	10.86%
+5%	5.125%	5.86%

0%	5.125%	0.86%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.14%
-10%	5.125%	-4.875%	-9.14%
-20%	N/A	-14.875%	-19.14%
-30%	N/A	-24.875%	-29.14%
-40%	N/A	-34.875%	-39.14%
-50%	N/A	-44.875%	-49.14%
-60%	N/A	-54.875%	-59.14%
-70%	N/A	-64.875%	-69.14%
-80%	N/A	-74.875%	-79.14%
-90%	N/A	-84.875%	-89.14%
-100%	N/A	-94.875%	-99.14%

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 30, 2007	$89.23	$66.95	$71.28
October 26, 2007*	$77.75	$59.15	$66.09

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $66.09

Protection level: 80.00%

Protection price: $52.87

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.130882

Coupon: 10.25% per annum

Maturity: April 30, 2008

Dividend yield: 1.97% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.99%
+90%	5.125%	90.99%
+80%	5.125%	80.99%
+70%	5.125%	70.99%
+60%	5.125%	60.99%
+50%	5.125%	50.99%
+40%	5.125%	40.99%
+30%	5.125%	30.99%
+20%	5.125%	20.99%
+10%	5.125%	10.99%
+5%	5.125%	5.99%

0%	5.125%	0.99%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-4.01%
-10%	5.125%	-4.875%	-9.01%
-20%	5.125%	-14.875%	-19.01%
-30%	N/A	-24.875%	-29.01%
-40%	N/A	-34.875%	-39.01%
-50%	N/A	-44.875%	-49.01%
-60%	N/A	-54.875%	-59.01%
-70%	N/A	-64.875%	-69.01%
-80%	N/A	-74.875%	-79.01%
-90%	N/A	-84.875%	-89.01%
-100%	N/A	-94.875%	-99.01%

MGM MIRAGE

According to publicly available information, MGM MIRAGE (the “Company”) is one of the largest gaming companies in the world and owns a collection of casino resorts. The Company was organized as MGM Grand, Inc. on January 29, 1986 and is a Delaware corporation. The Company acts largely as a holding company and its operations are conducted through its wholly-owned subsidiaries. The Company grew significantly in 2000 with the acquisition of Mirage Resorts, Incorporated and in 2005 with the acquisition of Mandalay Resort Group.

The linked share’s SEC file number is 001-10362.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$14.68	$10.55	$14.44
March 29, 2002	$18.60	$14.00	$18.12
June 28, 2002	$21.00	$16.28	$16.88
September 30, 2002	$18.93	$13.90	$18.65
December 31, 2002	$19.40	$14.93	$16.49
March 31, 2003	$17.23	$12.05	$14.63
June 30, 2003	$17.75	$13.20	$17.09
September 30, 2003	$19.30	$16.19	$18.28
December 31, 2003	$19.10	$17.03	$18.81
March 31, 2004	$23.09	$18.36	$22.67
June 30, 2004	$24.89	$20.50	$23.47
September 30, 2004	$25.07	$19.81	$24.83
December 31, 2004	$36.75	$24.58	$36.37
March 31, 2005	$39.80	$34.50	$35.41
June 30, 2005	$42.98	$32.58	$39.58
September 30, 2005	$46.75	$39.30	$43.77
December 30, 2005	$44.75	$35.30	$36.67
March 31, 2006	$43.43	$35.26	$43.09
June 30, 2006	$46.15	$38.14	$40.80
September 29, 2006	$40.92	$34.20	$39.49
December 29, 2006	$59.51	$39.82	$57.35
March 30, 2007	$75.28	$56.40	$69.52
June 29, 2007	$87.38	$61.17	$82.48
September 30, 2007	$91.15	$63.33	$89.44
October 26, 2007*	$100.50	$89.75	$92.67

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MGM

Initial price: $92.67

Protection level: 75.00%

Protection price: $69.50

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.790979

Coupon: 11.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.00%
+90%	5.875%	90.00%
+80%	5.875%	80.00%
+70%	5.875%	70.00%
+60%	5.875%	60.00%
+50%	5.875%	50.00%
+40%	5.875%	40.00%
+30%	5.875%	30.00%
+20%	5.875%	20.00%
+10%	5.875%	10.00%
+5%	5.875%	5.00%

0%	5.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-5.00%
-10%	5.875%	-4.125%	-10.00%
-20%	5.875%	-14.125%	-20.00%
-30%	N/A	-24.125%	-30.00%
-40%	N/A	-34.125%	-40.00%
-50%	N/A	-44.125%	-50.00%
-60%	N/A	-54.125%	-60.00%
-70%	N/A	-64.125%	-70.00%
-80%	N/A	-74.125%	-80.00%
-90%	N/A	-84.125%	-90.00%
-100%	N/A	-94.125%	-100.00%

Merck & Co., Inc.

According to publicly available information, Merck & Co., Inc. (the “Company”) is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health. The Company’s operations are principally managed on a products basis and are comprised of two reportable segments: the Pharmaceutical segment and the Vaccines segment. The Pharmaceutical segment includes human health pharmaceutical products marketed either directly or through joint ventures. These products consist of therapeutic and preventive agents, sold by prescription, for the treatment of human disorders. The Company sells these human health pharmaceutical products primarily to drug wholesalers and retailers, hospitals, government agencies and managed health care providers such as health maintenance organizations and other institutions. The Vaccines segment includes human health vaccine products marketed either directly or through a joint venture. These products consist of preventative pediatric, adolescent and adult vaccines, primarily administered at physician offices. The Company sells these human health vaccines primarily to physicians, wholesalers, physician distributors and government entities.

The linked share’s SEC file number is: 1-3305.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$66.82	$53.76	$55.65
March 29, 2002	$61.05	$53.67	$54.50
June 28, 2002	$55.70	$45.05	$47.93
September 30, 2002	$51.11	$36.49	$43.26
December 31, 2002	$57.24	$41.03	$53.58
March 31, 2003	$57.01	$47.23	$51.85
June 30, 2003	$60.10	$51.20	$57.31
September 30, 2003	$59.33	$49.48	$50.62
December 31, 2003	$51.50	$40.59	$46.20
March 31, 2004	$49.33	$42.85	$44.19
June 30, 2004	$48.78	$44.28	$47.50
September 30, 2004	$47.73	$32.65	$33.00
December 31, 2004	$34.24	$25.60	$32.14
March 31, 2005	$32.61	$27.50	$32.37
June 30, 2005	$35.36	$30.40	$30.80
September 30, 2005	$32.34	$26.97	$27.21
December 30, 2005	$32.51	$25.50	$31.81
March 31, 2006	$36.65	$31.82	$35.23
June 30, 2006	$36.84	$32.75	$36.43
September 29, 2006	$42.50	$35.30	$41.90
December 29, 2006	$46.33	$41.24	$43.60
March 30, 2007	$46.55	$42.35	$44.17
June 29, 2007	$55.14	$44.52	$49.80
September 30, 2007	$53.73	$48.11	$51.69
October 26, 2007*	$57.85	$51.44	$57.58

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRK

Initial price: $57.58

Protection level: 85.00%

Protection price: $48.94

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.367141

Coupon: 10.25% per annum

Maturity: April 30, 2008

Dividend yield: 2.64% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	101.32%
+90%	5.125%	91.32%
+80%	5.125%	81.32%
+70%	5.125%	71.32%
+60%	5.125%	61.32%
+50%	5.125%	51.32%
+40%	5.125%	41.32%
+30%	5.125%	31.32%
+20%	5.125%	21.32%
+10%	5.125%	11.32%
+5%	5.125%	6.32%

0%	5.125%	1.32%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-3.68%
-10%	5.125%	-4.875%	-8.68%
-20%	N/A	-14.875%	-18.68%
-30%	N/A	-24.875%	-28.68%
-40%	N/A	-34.875%	-38.68%
-50%	N/A	-44.875%	-48.68%
-60%	N/A	-54.875%	-58.68%
-70%	N/A	-64.875%	-68.68%
-80%	N/A	-74.875%	-78.68%
-90%	N/A	-84.875%	-88.68%
-100%	N/A	-94.875%	-98.68%

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 30, 2007	$14.20	$10.30	$11.10
October 26, 2007*	$11.92	$9.37	$9.76

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $9.76

Protection level: 75.00%

Protection price: $7.32

Physical delivery amount: 102 ($1,000/Initial price)

Fractional shares: 0.459016

Coupon: 11.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.00%
+90%	5.875%	90.00%
+80%	5.875%	80.00%
+70%	5.875%	70.00%
+60%	5.875%	60.00%
+50%	5.875%	50.00%
+40%	5.875%	40.00%
+30%	5.875%	30.00%
+20%	5.875%	20.00%
+10%	5.875%	10.00%
+5%	5.875%	5.00%

0%	5.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-5.00%
-10%	5.875%	-4.125%	-10.00%
-20%	5.875%	-14.125%	-20.00%
-30%	N/A	-24.125%	-30.00%
-40%	N/A	-34.125%	-40.00%
-50%	N/A	-44.125%	-50.00%
-60%	N/A	-54.125%	-60.00%
-70%	N/A	-64.125%	-70.00%
-80%	N/A	-74.125%	-80.00%
-90%	N/A	-84.125%	-90.00%
-100%	N/A	-94.125%	-100.00%

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$16.94	$13.24	$16.67
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
September 30, 2007	$18.34	$13.88	$15.96
October 26, 2007*	$17.30	$14.91	$15.00

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $15.00

Protection level: 80.00%

Protection price: $12.00

Physical delivery amount: 66 ($1,000/Initial price)

Fractional shares: 0.666667

Coupon: 13.50% per annum

Maturity: April 30, 2008

Dividend yield: 1.20% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.75%	100.60%
+90%	6.75%	90.60%
+80%	6.75%	80.60%
+70%	6.75%	70.60%
+60%	6.75%	60.60%
+50%	6.75%	50.60%
+40%	6.75%	40.60%
+30%	6.75%	30.60%
+20%	6.75%	20.60%
+10%	6.75%	10.60%
+5%	6.75%	5.60%

0%	6.75%	0.60%

	Protection Price Ever Breached?
	NO	YES
-5%	6.75%	1.75%	-4.40%
-10%	6.75%	-3.25%	-9.40%
-20%	6.75%	-13.25%	-19.40%
-30%	N/A	-23.25%	-29.40%
-40%	N/A	-33.25%	-39.40%
-50%	N/A	-43.25%	-49.40%
-60%	N/A	-53.25%	-59.40%
-70%	N/A	-63.25%	-69.40%
-80%	N/A	-73.25%	-79.40%
-90%	N/A	-83.25%	-89.40%
-100%	N/A	-93.25%	-99.40%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$17.81	$11.43	$17.02
March 29, 2002	$21.00	$14.10	$20.70
June 28, 2002	$22.98	$18.75	$19.30
September 30, 2002	$19.50	$13.50	$15.50
December 31, 2002	$18.94	$14.65	$17.58
March 31, 2003	$19.20	$15.59	$15.71
June 30, 2003	$18.90	$15.23	$17.15
September 30, 2003	$18.31	$15.98	$17.00
December 31, 2003	$18.73	$16.38	$17.89
March 31, 2004	$21.45	$17.50	$19.21
June 30, 2004	$19.85	$16.77	$18.95
September 30, 2004	$23.24	$17.66	$22.48
December 31, 2004	$25.27	$21.39	$24.87
March 31, 2005	$29.55	$23.52	$28.11
June 30, 2005	$32.30	$24.41	$30.76
September 30, 2005	$36.36	$29.93	$34.23
December 30, 2005	$37.82	$28.57	$35.27
March 31, 2006	$42.48	$34.53	$40.55
June 30, 2006	$43.08	$31.24	$37.21
September 29, 2006	$38.63	$30.46	$32.09
December 29, 2006	$41.16	$29.26	$38.08
March 30, 2007	$40.78	$33.81	$39.34
June 29, 2007	$49.41	$39.20	$48.76
September 30, 2007	$54.29	$43.48	$49.05
October 26, 2007*	$54.50	$46.21	$53.16

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $53.16

Protection level: 75.00%

Protection price: $39.87

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.811136

Coupon: 12.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.19% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.00%	100.10%
+90%	6.00%	90.10%
+80%	6.00%	80.10%
+70%	6.00%	70.10%
+60%	6.00%	60.10%
+50%	6.00%	50.10%
+40%	6.00%	40.10%
+30%	6.00%	30.10%
+20%	6.00%	20.10%
+10%	6.00%	10.10%
+5%	6.00%	5.10%

0%	6.00%	0.10%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-4.90%
-10%	6.00%	-4.00%	-9.90%
-20%	6.00%	-14.00%	-19.90%
-30%	N/A	-24.00%	-29.90%
-40%	N/A	-34.00%	-39.90%
-50%	N/A	-44.00%	-49.90%
-60%	N/A	-54.00%	-59.90%
-70%	N/A	-64.00%	-69.90%
-80%	N/A	-74.00%	-79.90%
-90%	N/A	-84.00%	-89.90%
-100%	N/A	-94.00%	-99.90%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2006, the Company had proven and probable gold reserves of 93.9 million equity ounces and an aggregate land position of approximately 44,470 square miles (115,200 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$25.15	$18.76	$19.11
March 29, 2002	$28.25	$18.52	$27.69
June 28, 2002	$32.62	$26.14	$26.33
September 30, 2002	$29.94	$20.80	$27.51
December 31, 2002	$30.15	$22.57	$29.03
March 31, 2003	$30.58	$24.08	$26.15
June 30, 2003	$34.40	$24.80	$32.46
September 30, 2003	$42.50	$31.01	$39.09
December 31, 2003	$50.28	$37.35	$48.61
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 30, 2007	$48.33	$40.53	$41.99
June 29, 2007	$45.25	$38.09	$39.06
September 30, 2007	$48.42	$38.01	$44.73
October 26, 2007*	$48.25	$44.25	$47.57

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NEM

Initial price: $47.57

Protection level: 80.00%

Protection price: $38.06

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.021652

Coupon: 9.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.84% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.42%
+90%	4.75%	90.42%
+80%	4.75%	80.42%
+70%	4.75%	70.42%
+60%	4.75%	60.42%
+50%	4.75%	50.42%
+40%	4.75%	40.42%
+30%	4.75%	30.42%
+20%	4.75%	20.42%
+10%	4.75%	10.42%
+5%	4.75%	5.42%

0%	4.75%	0.42%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.58%
-10%	4.75%	-5.25%	-9.58%
-20%	4.75%	-15.25%	-19.58%
-30%	N/A	-25.25%	-29.58%
-40%	N/A	-35.25%	-39.58%
-50%	N/A	-45.25%	-49.58%
-60%	N/A	-55.25%	-59.58%
-70%	N/A	-65.25%	-69.58%
-80%	N/A	-75.25%	-79.58%
-90%	N/A	-85.25%	-89.58%
-100%	N/A	-95.25%	-99.58%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles. The Company offers a variety of subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	$8.70	$5.90	$7.00
September 30, 2002	$9.10	$4.83	$4.85
December 31, 2002	$6.50	$2.43	$5.51
March 31, 2003	$11.17	$5.34	$10.18
June 30, 2003	$13.18	$9.03	$12.78
September 30, 2003	$20.12	$11.28	$16.81
December 31, 2003	$30.50	$16.70	$27.35
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 30, 2007	$22.09	$15.62	$20.72
October 26, 2007*	$26.20	$20.60	$25.22

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $25.22

Protection level: 70.00%

Protection price: $17.65

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.651071

Coupon: 15.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.75%	100.00%
+90%	7.75%	90.00%
+80%	7.75%	80.00%
+70%	7.75%	70.00%
+60%	7.75%	60.00%
+50%	7.75%	50.00%
+40%	7.75%	40.00%
+30%	7.75%	30.00%
+20%	7.75%	20.00%
+10%	7.75%	10.00%
+5%	7.75%	5.00%

0%	7.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-5.00%
-10%	7.75%	-2.25%	-10.00%
-20%	7.75%	-12.25%	-20.00%
-30%	7.75%	-22.25%	-30.00%
-40%	N/A	-32.25%	-40.00%
-50%	N/A	-42.25%	-50.00%
-60%	N/A	-52.25%	-60.00%
-70%	N/A	-62.25%	-70.00%
-80%	N/A	-72.25%	-80.00%
-90%	N/A	-82.25%	-90.00%
-100%	N/A	-92.25%	-100.00%

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2006, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
September 30, 2007	$58.95	$46.42	$51.91
October 26, 2007*	$54.57	$50.38	$51.15

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $51.15

Protection level: 80.00%

Protection price: $40.92

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.550342

Coupon: 10.00% per annum

Maturity: April 30, 2008

Dividend yield: 1.72% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.86%
+90%	5.00%	90.86%
+80%	5.00%	80.86%
+70%	5.00%	70.86%
+60%	5.00%	60.86%
+50%	5.00%	50.86%
+40%	5.00%	40.86%
+30%	5.00%	30.86%
+20%	5.00%	20.86%
+10%	5.00%	10.86%
+5%	5.00%	5.86%

0%	5.00%	0.86%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.14%
-10%	5.00%	-5.00%	-9.14%
-20%	5.00%	-15.00%	-19.14%
-30%	N/A	-25.00%	-29.14%
-40%	N/A	-35.00%	-39.14%
-50%	N/A	-45.00%	-49.14%
-60%	N/A	-55.00%	-59.14%
-70%	N/A	-65.00%	-69.14%
-80%	N/A	-75.00%	-79.14%
-90%	N/A	-85.00%	-89.14%
-100%	N/A	-95.00%	-99.14%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 30, 2007	$64.74	$41.62	$59.47
October 26, 2007*	$63.84	$54.12	$63.42

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $63.42

Protection level: 75.00%

Protection price: $47.57

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.767897

Coupon: 16.00% per annum

Maturity: April 30, 2008

Dividend yield: 3.83% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.00%	101.92%
+90%	8.00%	91.92%
+80%	8.00%	81.92%
+70%	8.00%	71.92%
+60%	8.00%	61.92%
+50%	8.00%	51.92%
+40%	8.00%	41.92%
+30%	8.00%	31.92%
+20%	8.00%	21.92%
+10%	8.00%	11.92%
+5%	8.00%	6.92%

0%	8.00%	1.92%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-3.08%
-10%	8.00%	-2.00%	-8.08%
-20%	8.00%	-12.00%	-18.08%
-30%	N/A	-22.00%	-28.08%
-40%	N/A	-32.00%	-38.08%
-50%	N/A	-42.00%	-48.08%
-60%	N/A	-52.00%	-58.08%
-70%	N/A	-62.00%	-68.08%
-80%	N/A	-72.00%	-78.08%
-90%	N/A	-82.00%	-88.08%
-100%	N/A	-92.00%	-98.08%

NYSE Euronext, Inc.

According to publicly available information, NYSE Euronext, Inc. (the “Company”), a Delaware corporation, was formed on May 22, 2006 as a wholly owned subsidiary of NYSE Group, Inc. Upon the completion of the combination (the “Combination”) of the businesses of NYSE Group and Euronext N.V. on April 4, 2007, they became the parent company of NYSE Group and Euronext, which will continue to operate separately under their respective brand names.

The combination created the first global exchange group, encompassing seven exchanges in six countries.

The linked share’s SEC file number is 001-368007.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2006	$90.25	$66.99	$79.25
June 30, 2006	$80.45	$48.65	$68.48
September 29, 2006	$74.83	$56.05	$74.75
December 29, 2006	$112.00	$71.40	$97.20
March 30, 2007	$109.49	$80.54	$93.75
June 29, 2007	$101.00	$72.34	$73.62
September 30, 2007	$84.50	$64.26	$79.17
October 26, 2007*	$92.59	$78.20	$91.20

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NYX

Initial price: $91.20

Protection level: 80.00%

Protection price: $72.96

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.964912

Coupon: 14.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.55% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.125%	100.28%
+90%	7.125%	90.28%
+80%	7.125%	80.28%
+70%	7.125%	70.28%
+60%	7.125%	60.28%
+50%	7.125%	50.28%
+40%	7.125%	40.28%
+30%	7.125%	30.28%
+20%	7.125%	20.28%
+10%	7.125%	10.28%
+5%	7.125%	5.28%

0%	7.125%	0.28%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.125%	-4.72%
-10%	7.125%	-2.875%	-9.72%
-20%	7.125%	-12.875%	-19.72%
-30%	N/A	-22.875%	-29.72%
-40%	N/A	-32.875%	-39.72%
-50%	N/A	-42.875%	-49.72%
-60%	N/A	-52.875%	-59.72%
-70%	N/A	-62.875%	-69.72%
-80%	N/A	-72.875%	-79.72%
-90%	N/A	-82.875%	-89.72%
-100%	N/A	-92.875%	-99.72%

Pfizer Inc.

According to publicly available information, Pfizer Inc. (the “Company”) is a research-based, global pharmaceutical company. The Company discovers, develops, manufactures and markets leading prescription medicines for humans and animals.

The Company completed the sale of its Consumer Healthcare business to Johnson & Johnson for $16.6 billion in December 2006. Revenues from its Consumer Healthcare business were $4.0 billion for full-year 2006.

The Company was incorporated under the laws of the State of Delaware on June 2, 1942. The Company’s website is www.pfizer.com.

The linked share’s SEC file number is 1-3619.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$44.04	$38.35	$39.85
March 29, 2002	$42.46	$39.10	$39.74
June 28, 2002	$40.30	$32.75	$35.00
September 30, 2002	$35.23	$25.13	$29.02
December 31, 2002	$34.00	$28.25	$30.57
March 31, 2003	$32.40	$27.90	$31.16
June 30, 2003	$36.90	$30.30	$34.15
September 30, 2003	$34.98	$29.45	$30.38
December 31, 2003	$35.35	$30.32	$35.33
March 31, 2004	$38.87	$33.50	$35.05
June 30, 2004	$37.90	$33.82	$34.28
September 30, 2004	$34.44	$29.59	$30.60
December 31, 2004	$31.49	$23.52	$26.89
March 31, 2005	$27.35	$23.80	$26.27
June 30, 2005	$29.02	$25.80	$27.58
September 30, 2005	$27.82	$24.68	$24.97
December 30, 2005	$25.56	$20.27	$23.32
March 31, 2006	$26.84	$23.61	$24.92
June 30, 2006	$25.72	$22.51	$23.47
September 29, 2006	$28.58	$22.17	$28.36
December 29, 2006	$28.60	$23.52	$25.90
March 30, 2007	$27.41	$24.55	$25.26
June 29, 2007	$27.73	$25.23	$25.57
September 30, 2007	$26.15	$23.14	$24.43
October 26, 2007*	$25.71	$23.61	$24.31

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PFE

Initial price: $24.31

Protection level: 90.00%

Protection price: $21.88

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.135335

Coupon: 10.25% per annum

Maturity: April 30, 2008

Dividend yield: 4.57% per annum

Coupon amount per monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	102.29%
+90%	5.125%	92.29%
+80%	5.125%	82.29%
+70%	5.125%	72.29%
+60%	5.125%	62.29%
+50%	5.125%	52.29%
+40%	5.125%	42.29%
+30%	5.125%	32.29%
+20%	5.125%	22.29%
+10%	5.125%	12.29%
+5%	5.125%	7.29%

0%	5.125%	2.29%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-2.71%
-10%	5.125%	-4.875%	-7.71%
-20%	N/A	-14.875%	-17.71%
-30%	N/A	-24.875%	-27.71%
-40%	N/A	-34.875%	-37.71%
-50%	N/A	-44.875%	-47.71%
-60%	N/A	-54.875%	-57.71%
-70%	N/A	-64.875%	-67.71%
-80%	N/A	-74.875%	-77.71%
-90%	N/A	-84.875%	-87.71%
-100%	N/A	-94.875%	-97.71%

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$31.25	$19.16	$25.25
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 30, 2007	$45.57	$35.23	$42.26
October 26, 2007*	$43.40	$40.06	$41.33

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $41.33

Protection level: 80.00%

Protection price: $33.06

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.195500

Coupon: 11.75% per annum

Maturity: April 30, 2008

Dividend yield: 1.26% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.63%
+90%	5.875%	90.63%
+80%	5.875%	80.63%
+70%	5.875%	70.63%
+60%	5.875%	60.63%
+50%	5.875%	50.63%
+40%	5.875%	40.63%
+30%	5.875%	30.63%
+20%	5.875%	20.63%
+10%	5.875%	10.63%
+5%	5.875%	5.63%

0%	5.875%	0.63%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-4.37%
-10%	5.875%	-4.125%	-9.37%
-20%	5.875%	-14.125%	-19.37%
-30%	N/A	-24.125%	-29.37%
-40%	N/A	-34.125%	-39.37%
-50%	N/A	-44.125%	-49.37%
-60%	N/A	-54.125%	-59.37%
-70%	N/A	-64.125%	-69.37%
-80%	N/A	-74.125%	-79.37%
-90%	N/A	-84.125%	-89.37%
-100%	N/A	-94.125%	-99.37%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 21 self-elevating mobile offshore drilling platforms and 26 land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and in Texas, Louisiana and Oklahoma. In 2006, drilling operations generated revenues of $1,067.4 million and income from operations of $447.7 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$20.14	$11.66	$19.37
March 29, 2002	$23.48	$16.04	$23.04
June 28, 2002	$27.03	$20.20	$21.45
September 30, 2002	$22.57	$16.36	$18.64
December 31, 2002	$24.60	$17.40	$22.70
March 31, 2003	$23.77	$17.70	$19.66
June 30, 2003	$25.90	$19.28	$22.40
September 30, 2003	$25.62	$20.80	$24.58
December 31, 2003	$26.72	$20.45	$23.17
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 30, 2007	$33.77	$29.48	$32.47
June 29, 2007	$41.59	$32.56	$40.98
September 30, 2007	$46.16	$34.10	$36.58
October 26, 2007*	$41.30	$36.59	$38.99

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $38.99

Protection level: 80.00%

Protection price: $31.19

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.647602

Coupon: 13.25% per annum

Maturity: April 30, 2008

Dividend yield: 1.03% per annum

Coupon amount per monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.625%	100.52%
+90%	6.625%	90.52%
+80%	6.625%	80.52%
+70%	6.625%	70.52%
+60%	6.625%	60.52%
+50%	6.625%	50.52%
+40%	6.625%	40.52%
+30%	6.625%	30.52%
+20%	6.625%	20.52%
+10%	6.625%	10.52%
+5%	6.625%	5.52%

0%	6.625%	0.52%

	Protection Price Ever Breached?
	NO	YES
-5%	6.625%	1.625%	-4.48%
-10%	6.625%	-3.375%	-9.48%
-20%	6.625%	-13.375%	-19.48%
-30%	N/A	-23.375%	-29.48%
-40%	N/A	-33.375%	-39.48%
-50%	N/A	-43.375%	-49.48%
-60%	N/A	-53.375%	-59.48%
-70%	N/A	-63.375%	-69.48%
-80%	N/A	-73.375%	-79.48%
-90%	N/A	-83.375%	-89.48%
-100%	N/A	-93.375%	-99.48%

SiRF Technology Holdings, Inc.

According to publicly available information, SiRF Technology Holdings, Inc. (the “Company”) is a leading supplier of Global Positioning System, or GPS, based location technology solutions designed to provide location awareness capabilities in high-volume mobile consumer and commercial applications. Location awareness capabilities allow a user to determine and use location information to gain access to applications and services, such as navigation or roadside assistance, and may be combined with wireless connectivity to enable a range of tracking and location applications, such as child and asset locators. Its products use GPS, which is a system of satellites designed to provide longitude, latitude and time information to GPS-enabled devices virtually anywhere in the world

The linked share’s SEC file number is 000-50669.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	$18.76	$11.96	$13.07
September 30, 2004	$15.72	$8.80	$14.23
December 31, 2004	$15.01	$10.41	$12.72
March 31, 2005	$12.91	$9.94	$11.16
June 30, 2005	$18.07	$10.76	$17.68
September 30, 2005	$31.25	$17.00	$30.13
December 30, 2005	$31.60	$23.35	$29.80
March 31, 2006	$42.50	$28.24	$35.41
June 30, 2006	$39.95	$26.71	$32.22
September 29, 2006	$33.29	$18.21	$23.99
December 29, 2006	$32.19	$19.75	$25.52
March 30, 2007	$34.15	$23.29	$27.76
June 29, 2007	$29.45	$20.36	$20.74
September 30, 2007	$25.22	$16.20	$21.35
October 26, 2007*	$27.31	$21.67	$23.91

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SIRF

Initial price: $23.91

Protection level: 70.00%

Protection price: $16.74

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.823505

Coupon: 18.50% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.25%	100.00%
+90%	9.25%	90.00%
+80%	9.25%	80.00%
+70%	9.25%	70.00%
+60%	9.25%	60.00%
+50%	9.25%	50.00%
+40%	9.25%	40.00%
+30%	9.25%	30.00%
+20%	9.25%	20.00%
+10%	9.25%	10.00%
+5%	9.25%	5.00%

0%	9.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.25%	4.25%	-5.00%
-10%	9.25%	-0.75%	-10.00%
-20%	9.25%	-10.75%	-20.00%
-30%	9.25%	-20.75%	-30.00%
-40%	N/A	-30.75%	-40.00%
-50%	N/A	-40.75%	-50.00%
-60%	N/A	-50.75%	-60.00%
-70%	N/A	-60.75%	-70.00%
-80%	N/A	-70.75%	-80.00%
-90%	N/A	-80.75%	-90.00%
-100%	N/A	-90.75%	-100.00%

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 30, 2007	$108.47	$81.30	$105.00
October 26, 2007*	$113.86	$94.77	$99.51

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $99.51

Protection level: 75.00%

Protection price: $74.63

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.049241

Coupon: 11.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.65% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.50%	100.33%
+90%	5.50%	90.33%
+80%	5.50%	80.33%
+70%	5.50%	70.33%
+60%	5.50%	60.33%
+50%	5.50%	50.33%
+40%	5.50%	40.33%
+30%	5.50%	30.33%
+20%	5.50%	20.33%
+10%	5.50%	10.33%
+5%	5.50%	5.33%

0%	5.50%	0.33%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-4.67%
-10%	5.50%	-4.50%	-9.67%
-20%	5.50%	-14.50%	-19.67%
-30%	N/A	-24.50%	-29.67%
-40%	N/A	-34.50%	-39.67%
-50%	N/A	-44.50%	-49.67%
-60%	N/A	-54.50%	-59.67%
-70%	N/A	-64.50%	-69.67%
-80%	N/A	-74.50%	-79.67%
-90%	N/A	-84.50%	-89.67%
-100%	N/A	-94.50%	-99.67%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 30, 2007	$59.75	$47.14	$55.10
October 26, 2007*	$55.97	$39.76	$41.02

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $41.02

Protection level: 80.00%

Protection price: $32.82

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.378352

Coupon: 17.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.625%	100.00%
+90%	8.625%	90.00%
+80%	8.625%	80.00%
+70%	8.625%	70.00%
+60%	8.625%	60.00%
+50%	8.625%	50.00%
+40%	8.625%	40.00%
+30%	8.625%	30.00%
+20%	8.625%	20.00%
+10%	8.625%	10.00%
+5%	8.625%	5.00%

0%	8.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.625%	3.625%	-5.00%
-10%	8.625%	-1.375%	-10.00%
-20%	8.625%	-11.375%	-20.00%
-30%	N/A	-21.375%	-30.00%
-40%	N/A	-31.375%	-40.00%
-50%	N/A	-41.375%	-50.00%
-60%	N/A	-51.375%	-60.00%
-70%	N/A	-61.375%	-70.00%
-80%	N/A	-71.375%	-80.00%
-90%	N/A	-81.375%	-90.00%
-100%	N/A	-91.375%	-100.00%

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries, is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and cokemaking. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s cokemaking operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$19.60	$17.18	$18.67
March 29, 2002	$21.13	$18.13	$20.01
June 28, 2002	$20.41	$17.06	$17.82
September 30, 2002	$18.79	$14.83	$15.08
December 31, 2002	$16.79	$13.52	$16.59
March 31, 2003	$19.01	$14.84	$18.29
June 30, 2003	$19.50	$17.70	$18.87
September 30, 2003	$20.71	$17.97	$20.11
December 31, 2003	$26.30	$20.05	$25.58
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 30, 2007	$85.00	$60.69	$70.78
October 26, 2007*	$78.80	$69.31	$75.40

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $75.40

Protection level: 80.00%

Protection price: $60.32

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.262599

Coupon: 13.00% per annum

Maturity: April 30, 2008

Dividend yield: 1.39% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	100.70%
+90%	6.50%	90.70%
+80%	6.50%	80.70%
+70%	6.50%	70.70%
+60%	6.50%	60.70%
+50%	6.50%	50.70%
+40%	6.50%	40.70%
+30%	6.50%	30.70%
+20%	6.50%	20.70%
+10%	6.50%	10.70%
+5%	6.50%	5.70%

0%	6.50%	0.70%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-4.30%
-10%	6.50%	-3.50%	-9.30%
-20%	6.50%	-13.50%	-19.30%
-30%	N/A	-23.50%	-29.30%
-40%	N/A	-33.50%	-39.30%
-50%	N/A	-43.50%	-49.30%
-60%	N/A	-53.50%	-59.30%
-70%	N/A	-63.50%	-69.30%
-80%	N/A	-73.50%	-79.30%
-90%	N/A	-83.50%	-89.30%
-100%	N/A	-93.50%	-99.30%

Target Corporation

According to publicly available information, Target Corporation (the “Company”) operates large-format general merchandise and food discount stores in the United States, which include Target and SuperTarget stores. The Company operates Target general merchandise stores with a wide assortment of general merchandise and a more limited assortment of food items, as well as SuperTarget stores with a full line of food and general merchandise items. Target.com offers a wide assortment of general merchandise including many items found in the Company’s stores and a complementary assortment, such as extended sizes and colors, sold only on-line. A significant portion of its sales is from national brand merchandise. In addition, the Company sells merchandise under private-label brands including, but not limited to, Archer Farms®, Choxie™, Circo®, Embark®, Gilligan & O’Malley®, Kool Toyz®, Market Pantry®, Merona®, ProSpirit®, Room Essentials™, Target Limited Edition, Trutech® and Xhilaration®.

The linked share’s SEC file number is 001-06049.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$41.74	$28.80	$41.05
March 29, 2002	$46.15	$39.11	$43.12
June 28, 2002	$45.95	$34.99	$38.10
September 30, 2002	$39.49	$28.10	$29.52
December 31, 2002	$37.10	$24.90	$30.00
March 31, 2003	$31.59	$25.60	$29.26
June 30, 2003	$38.53	$28.50	$37.84
September 30, 2003	$41.79	$36.75	$37.63
December 31, 2003	$40.90	$36.19	$38.40
March 31, 2004	$45.85	$36.65	$45.04
June 30, 2004	$46.89	$41.25	$42.47
September 30, 2004	$46.90	$40.03	$45.25
December 31, 2004	$54.14	$45.30	$51.93
March 31, 2005	$53.20	$47.76	$50.02
June 30, 2005	$56.24	$45.55	$54.41
September 30, 2005	$60.00	$49.93	$51.93
December 30, 2005	$59.01	$50.78	$54.97
March 31, 2006	$55.85	$51.93	$52.01
June 30, 2006	$55.13	$47.26	$48.87
September 29, 2006	$56.67	$44.85	$55.25
December 29, 2006	$60.31	$54.60	$57.05
March 30, 2007	$64.73	$56.61	$59.26
June 29, 2007	$65.07	$56.80	$63.60
September 30, 2007	$70.75	$56.06	$63.57
October 26, 2007*	$68.50	$60.00	$63.03

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TGT

Initial price: $63.03

Protection level: 80.00%

Protection price: $50.42

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.865461

Coupon: 11.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.79% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.40%
+90%	5.625%	90.40%
+80%	5.625%	80.40%
+70%	5.625%	70.40%
+60%	5.625%	60.40%
+50%	5.625%	50.40%
+40%	5.625%	40.40%
+30%	5.625%	30.40%
+20%	5.625%	20.40%
+10%	5.625%	10.40%
+5%	5.625%	5.40%

0%	5.625%	0.40%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-4.60%
-10%	5.625%	-4.375%	-9.60%
-20%	5.625%	-14.375%	-19.60%
-30%	N/A	-24.375%	-29.60%
-40%	N/A	-34.375%	-39.60%
-50%	N/A	-44.375%	-49.60%
-60%	N/A	-54.375%	-59.60%
-70%	N/A	-64.375%	-69.60%
-80%	N/A	-74.375%	-79.60%
-90%	N/A	-84.375%	-89.60%
-100%	N/A	-94.375%	-99.60%

Under Armour, Inc.

According to publicly available information, Under Armour, Inc.’s (the “Company”) principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. The Company designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications.

The Company’s products are offered globally in approximately 12,000 retail stores and can currently be purchased across the United States, Canada, Japan and Europe through large national and regional chains of retailers, as well as smaller, independent and specialty retailers. The Company’s products are worn by professional football, baseball, hockey and soccer players, as well as athletes in major collegiate and Olympic sports. Virtually all of the Company’s products are manufactured by unaffiliated manufacturers operating in 19 countries. Most of the Company’s products are manufactured in facilities outside of the United States.

The linked share’s SEC file number is 000-51626.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 29, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 28, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2002	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2003	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 31, 2004	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 30, 2005	#N/A N.A.	#N/A N.A.	#N/A N.A.
March 31, 2006	#N/A N.A.	#N/A N.A.	#N/A N.A.
June 30, 2006	#N/A N.A.	#N/A N.A.	#N/A N.A.
September 29, 2006	#N/A N.A.	#N/A N.A.	#N/A N.A.
December 29, 2006	$53.68	$48.78	$50.45
March 30, 2007	$52.30	$43.34	$51.30
June 29, 2007	$53.23	$41.37	$45.65
September 30, 2007	$73.40	$45.66	$59.82
October 26, 2007*	$62.03	$53.10	$59.57

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UA

Initial price: $59.57

Protection level: 70.00%

Protection price: $41.70

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.786973

Coupon: 17.75% per annum

Maturity: April 30, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.875%	100.00%
+90%	8.875%	90.00%
+80%	8.875%	80.00%
+70%	8.875%	70.00%
+60%	8.875%	60.00%
+50%	8.875%	50.00%
+40%	8.875%	40.00%
+30%	8.875%	30.00%
+20%	8.875%	20.00%
+10%	8.875%	10.00%
+5%	8.875%	5.00%

0%	8.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.875%	3.875%	-5.00%
-10%	8.875%	-1.125%	-10.00%
-20%	8.875%	-11.125%	-20.00%
-30%	8.875%	-21.125%	-30.00%
-40%	N/A	-31.125%	-40.00%
-50%	N/A	-41.125%	-50.00%
-60%	N/A	-51.125%	-60.00%
-70%	N/A	-61.125%	-70.00%
-80%	N/A	-71.125%	-80.00%
-90%	N/A	-81.125%	-90.00%
-100%	N/A	-91.125%	-100.00%

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 30, 2007	$78.68	$60.00	$67.18
October 26, 2007*	$75.75	$65.97	$73.13

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $73.13

Protection level: 80.00%

Protection price: $58.50

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.674279

Coupon: 12.25% per annum

Maturity: April 30, 2008

Dividend yield: 0.60% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.125%	100.30%
+90%	6.125%	90.30%
+80%	6.125%	80.30%
+70%	6.125%	70.30%
+60%	6.125%	60.30%
+50%	6.125%	50.30%
+40%	6.125%	40.30%
+30%	6.125%	30.30%
+20%	6.125%	20.30%
+10%	6.125%	10.30%
+5%	6.125%	5.30%

0%	6.125%	0.30%

	Protection Price Ever Breached?
	NO	YES
-5%	6.125%	1.125%	-4.70%
-10%	6.125%	-3.875%	-9.70%
-20%	6.125%	-13.875%	-19.70%
-30%	N/A	-23.875%	-29.70%
-40%	N/A	-33.875%	-39.70%
-50%	N/A	-43.875%	-49.70%
-60%	N/A	-53.875%	-59.70%
-70%	N/A	-63.875%	-69.70%
-80%	N/A	-73.875%	-79.70%
-90%	N/A	-83.875%	-89.70%
-100%	N/A	-93.875%	-99.70%

PS-92

Walgreen Co.

According to publicly available information, Walgreen Co. (the “Company”) was incorporated as an Illinois corporation in 1909 as a successor to a business founded in 1901. The Company is the nation’s largest drugstore chain (based on sales) and recorded its 32nd year of consecutive sales and earnings growth. During the year, the company opened or acquired 570 stores for a net increase of 476 stores after relocations and closings. The total number of stores at August 31, 2006 was 5,461 located in 47 states and Puerto Rico. Aggressive growth will continue as the company anticipates operating more than 7,000 stores by 2010.

The linked share’s SEC file number is 001-00604.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$36.00	$30.72	$33.66
March 29, 2002	$40.70	$32.53	$39.19
June 28, 2002	$40.00	$36.10	$38.63
September 30, 2002	$39.45	$29.11	$30.76
December 31, 2002	$36.20	$27.70	$29.19
March 31, 2003	$32.99	$26.90	$29.48
June 30, 2003	$33.66	$29.15	$30.10
September 30, 2003	$32.89	$28.90	$30.64
December 31, 2003	$37.42	$30.73	$36.38
March 31, 2004	$36.75	$32.03	$32.95
June 30, 2004	$36.66	$32.40	$36.21
September 30, 2004	$38.07	$34.89	$35.83
December 31, 2004	$39.51	$35.05	$38.37
March 31, 2005	$46.75	$39.73	$44.42
June 30, 2005	$47.39	$41.56	$45.99
September 30, 2005	$49.00	$40.98	$43.45
December 30, 2005	$48.25	$42.63	$44.26
March 31, 2006	$46.39	$42.15	$43.13
June 30, 2006	$45.36	$39.55	$44.84
September 29, 2006	$51.60	$42.95	$44.39
December 29, 2006	$47.28	$39.91	$45.89
March 30, 2007	$49.10	$43.23	$45.89
June 29, 2007	$46.77	$43.31	$43.54
September 30, 2007	$48.09	$43.50	$47.24
October 26, 2007*	$41.78	$37.10	$40.18

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WAG

Initial price: $40.18

Protection level: 85.00%

Protection price: $34.15

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.888004

Coupon: 9.00% per annum

Maturity: April 30, 2008

Dividend yield: 0.82% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.41%
+90%	4.50%	90.41%
+80%	4.50%	80.41%
+70%	4.50%	70.41%
+60%	4.50%	60.41%
+50%	4.50%	50.41%
+40%	4.50%	40.41%
+30%	4.50%	30.41%
+20%	4.50%	20.41%
+10%	4.50%	10.41%
+5%	4.50%	5.41%

0%	4.50%	0.41%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-4.59%
-10%	4.50%	-5.50%	-9.59%
-20%	N/A	-15.50%	-19.59%
-30%	N/A	-25.50%	-29.59%
-40%	N/A	-35.50%	-39.59%
-50%	N/A	-45.50%	-49.59%
-60%	N/A	-55.50%	-59.59%
-70%	N/A	-65.50%	-69.59%
-80%	N/A	-75.50%	-79.59%
-90%	N/A	-85.50%	-89.59%
-100%	N/A	-95.50%	-99.59%

Washington Mutual, Inc.

According to publicly available information, Washington Mutual, Inc. (the “Company”) is a consumer and small business banking company. The Company accepts deposits from the general public, originate, purchase, service and sell home loans, credit card, home equity, multi-family and other commercial real estate loans, and, to a lesser extent, engage in certain commercial banking activities such as providing credit facilities and cash management and deposit services. The Company lends to both prime and subprime borrowers. It also markets annuities and other insurance products, and offers securities brokerage services. In 2006, the Company sold its mutual fund management business.

The linked share’s SEC file number is 001-14667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$39.15	$26.52	$32.70
March 29, 2002	$35.50	$31.58	$33.13
June 28, 2002	$39.98	$32.54	$37.11
September 30, 2002	$38.65	$30.31	$31.47
December 31, 2002	$37.40	$27.84	$34.53
March 31, 2003	$36.95	$32.40	$35.27
June 30, 2003	$43.99	$35.05	$41.30
September 30, 2003	$42.95	$36.84	$39.37
December 31, 2003	$46.85	$38.05	$40.12
March 31, 2004	$45.47	$39.49	$42.71
June 30, 2004	$44.70	$37.40	$38.64
September 30, 2004	$40.40	$37.55	$39.08
December 31, 2004	$42.50	$37.53	$42.28
March 31, 2005	$42.80	$38.74	$39.50
June 30, 2005	$42.95	$37.75	$40.69
September 30, 2005	$43.90	$39.12	$39.22
December 30, 2005	$45.04	$36.64	$43.50
March 31, 2006	$45.57	$41.57	$42.62
June 30, 2006	$46.94	$42.44	$45.58
September 29, 2006	$46.79	$41.03	$43.47
December 29, 2006	$46.38	$42.03	$45.49
March 30, 2007	$46.02	$38.73	$40.38
June 29, 2007	$44.60	$38.76	$42.64
September 30, 2007	$43.85	$31.27	$35.31
October 26, 2007*	$36.47	$27.00	$28.58

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WM

Initial price: $28.58

Protection level: 80.00%

Protection price: $22.86

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.989503

Coupon: 13.00% per annum

Maturity: April 30, 2008

Dividend yield: 7.63% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.50%	103.82%
+90%	6.50%	93.82%
+80%	6.50%	83.82%
+70%	6.50%	73.82%
+60%	6.50%	63.82%
+50%	6.50%	53.82%
+40%	6.50%	43.82%
+30%	6.50%	33.82%
+20%	6.50%	23.82%
+10%	6.50%	13.82%
+5%	6.50%	8.82%

0%	6.50%	3.82%

	Protection Price Ever Breached?
	NO	YES
-5%	6.50%	1.50%	-1.18%
-10%	6.50%	-3.50%	-6.18%
-20%	6.50%	-13.50%	-16.18%
-30%	N/A	-23.50%	-26.18%
-40%	N/A	-33.50%	-36.18%
-50%	N/A	-43.50%	-46.18%
-60%	N/A	-53.50%	-56.18%
-70%	N/A	-63.50%	-66.18%
-80%	N/A	-73.50%	-76.18%
-90%	N/A	-83.50%	-86.18%
-100%	N/A	-93.50%	-96.18%

Wal-Mart Stores, Inc.

According to publicly available information, Wal-Mart Stores, Inc. (the “Company”) operates retail stores in various formats around the world. The Company’s Wal-Mart Stores segment is the largest segment of its business. This segment consists of three different traditional retail formats, all of which operate in the United States, and Wal-Mart’s online retail format, walmart.com. The Company’s Sam’s Club segment consists of membership warehouse clubs, which operate in the United States, and the segment’s online retail format, samsclub.com. At January 31, 2007, the Company’s International segment consisted of retail operations in twelve countries and Puerto Rico.

The Company maintains its principal offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716, USA.

The linked share’s SEC file number is 001-06991.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$58.74	$48.14	$57.55
March 29, 2002	$63.94	$55.38	$61.29
June 28, 2002	$61.80	$52.00	$55.01
September 30, 2002	$56.70	$43.72	$49.24
December 31, 2002	$58.00	$48.55	$50.51
March 31, 2003	$54.70	$46.27	$52.03
June 30, 2003	$57.00	$51.57	$53.67
September 30, 2003	$60.20	$53.00	$55.85
December 31, 2003	$59.64	$50.60	$53.05
March 31, 2004	$61.31	$51.58	$59.69
June 30, 2004	$59.28	$51.94	$52.76
September 30, 2004	$54.97	$51.18	$53.20
December 31, 2004	$57.89	$51.92	$52.82
March 31, 2005	$54.60	$50.06	$50.11
June 30, 2005	$50.35	$46.20	$48.20
September 30, 2005	$50.68	$42.33	$43.82
December 30, 2005	$50.85	$43.50	$46.80
March 31, 2006	$48.86	$44.53	$47.24
June 30, 2006	$50.00	$44.99	$48.17
September 29, 2006	$49.95	$42.31	$49.32
December 29, 2006	$52.15	$45.31	$46.18
March 30, 2007	$50.42	$45.06	$46.95
June 29, 2007	$51.44	$46.32	$48.11
September 30, 2007	$49.26	$42.09	$43.65
October 26, 2007*	$47.70	$43.27	$44.64

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WMT

Initial price: $44.64

Protection level: 85.00%

Protection price: $37.94

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.401434

Coupon: 9.00% per annum

Maturity: April 30, 2008

Dividend yield: 1.85% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.50%	100.93%
+90%	4.50%	90.93%
+80%	4.50%	80.93%
+70%	4.50%	70.93%
+60%	4.50%	60.93%
+50%	4.50%	50.93%
+40%	4.50%	40.93%
+30%	4.50%	30.93%
+20%	4.50%	20.93%
+10%	4.50%	10.93%
+5%	4.50%	5.93%

0%	4.50%	0.93%

	Protection Price Ever Breached?
	NO	YES
-5%	4.50%	-0.50%	-4.07%
-10%	4.50%	-5.50%	-9.07%
-20%	N/A	-15.50%	-19.07%
-30%	N/A	-25.50%	-29.07%
-40%	N/A	-35.50%	-39.07%
-50%	N/A	-45.50%	-49.07%
-60%	N/A	-55.50%	-59.07%
-70%	N/A	-65.50%	-69.07%
-80%	N/A	-75.50%	-79.07%
-90%	N/A	-85.50%	-89.07%
-100%	N/A	-95.50%	-99.07%

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses. The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 30, 2007	$93.66	$78.76	$92.56
October 26, 2007*	$95.27	$89.67	$92.21

*	High, low and closing prices are for the period starting October 1, 2007 and ending October 26, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $92.21

Protection level: 85.00%

Protection price: $78.38

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.844811

Coupon: 9.50% per annum

Maturity: April 30, 2008

Dividend yield: 1.45% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.73%
+90%	4.75%	90.73%
+80%	4.75%	80.73%
+70%	4.75%	70.73%
+60%	4.75%	60.73%
+50%	4.75%	50.73%
+40%	4.75%	40.73%
+30%	4.75%	30.73%
+20%	4.75%	20.73%
+10%	4.75%	10.73%
+5%	4.75%	5.73%

0%	4.75%	0.73%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-4.27%
-10%	4.75%	-5.25%	-9.27%
-20%	N/A	-15.25%	-19.27%
-30%	N/A	-25.25%	-29.27%
-40%	N/A	-35.25%	-39.27%
-50%	N/A	-45.25%	-49.27%
-60%	N/A	-55.25%	-59.27%
-70%	N/A	-65.25%	-69.27%
-80%	N/A	-75.25%	-79.27%
-90%	N/A	-85.25%	-89.27%
-100%	N/A	-95.25%	-99.27%